Exhibit 10.1

OFFICE LEASE AGREEMENT

BETWEEN

NS WELLS ACQUISITION LLC,
a Delaware limited liability company

(“LANDLORD”)

AND

KARYOPHARM THERAPEUTICS INC.,
a Delaware corporation

(“TENANT”)

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (the “Lease”) is made and entered into as of March 27, 2014 (“Execution Date”), by and between NS WELLS ACQUISITION LLC, a Delaware limited liability company (“Landlord”) and KARYOPHARM THERAPEUTICS INC., a Delaware corporation (“Tenant”).

The following exhibits and attachments are incorporated into and made a part of the Lease:  Exhibit A (Outline and Location of Premises), Exhibit B (Expenses and Taxes), Exhibit C (Work Letter), Exhibit D (Commencement Letter), Exhibit E (Building Rules and Regulations), Exhibit F (Additional Provisions), Exhibit G (Form of Letter of Credit), Exhibit H (Form of Subordination, Non-disturbance and Attornment Agreement), Exhibit I (W-9 Form), Exhibit J (Form of Generator License Agreement), Exhibit K (Location of Roof Space) and Exhibit L, (Leasehold Improvements to be Removed by Tenant at Lease Termination).

1.                                      Basic Lease Information.

1.01                        “Building” shall mean the building located at 85 Wells Avenue, Newton, Massachusetts 02459, and commonly known as 75-95 Wells Avenue.  “Rentable Square Footage of the Building” is deemed to be 241,584 square feet, using BOMA Modified.

1.02                        “Premises” shall mean the area shown on Exhibit A to this Lease.  The Premises are located on the second (2nd) floor of the Building.  If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises.  The “Rentable Square Footage of the Premises” is deemed to be 29,933 square feet.  Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct.

1.03                        “Base Rent”:

Lease Months*	Annual Rate Per Square Foot		Annual Base Rent	Monthly Base Rent
Lease Months 1 - 3	$-0-		$-0-	$-0-
Lease Months 4 - 15	$27.00	**	$505,980.00	$42,165.00
Lease Months 16 - 18	$27.50	**	$515,350.00	$42,945.83
Lease Months 19 - 27	$27.50	***	$823,157.50	$68,596.46
Lease Months 28 - 39	$28.00	***	$838,124.00	$69,843.67
Lease Months 40 - 51	$28.50	***	$853,090.50	$71,090.88
Lease Months 52 - 63	$29.00	***	$868,057.00	$72,338.08
Lease Months 64 - 75	$29.50	***	$883,023.50	$73,585.29
Lease Months 76 - 87	$30.00	***	$897,990.00	$74,832.50

*As used herein, the term “Lease Month” shall mean each calendar month during the Term from and after the occurrence of the Rent Commencement Date (defined below) (and if the Rent Commencement Date does not occur on the first (1st) day of a calendar month, the period from the Rent Commencement Date to the first (1st) day of the next calendar month shall be included in the fourth (4th) Lease Month for purposes of determining the duration of the Term and the Monthly Base Rent rate applicable for such fourth (4th) Lease Month—i.e., the monthly rate for such fourth (4th) Lease Month shall be increased to reflect the additional days included in such Lease Month).  Monthly Base Rent for any longer fourth (4th) Lease Month and any partial Lease Month shall be prorated on a daily basis (based on a 365-day year).

**For Lease Months 4 through 18,  Tenant shall pay Annual Base Rent based on 18,740 rentable square feet.

***For Lease Months 19 through 87, Tenant shall pay Annual Base Rent based on 29,933 rentable square feet.

1.04                        “Tenant’s Pro Rata Share”:  12.39%.  Tenant’s Pro Rata Share shall be adjusted for changes in the Rentable Square Footage of the Premises and/or the Rentable Square Footage of the Building, including, without limitation, changes which may result from any condemnation or other taking of a portion of the Building.

1.05                        “Base Year” for Taxes:  Fiscal Year (defined below) 2015 (i.e., July 1, 2014 to June 30, 2015); “Base Year” for Expenses (defined in Exhibit B):  Calendar year 2014.

For purposes hereof, “Fiscal Year” shall mean the Base Year for Taxes and each period of July 1 to June 30 thereafter.

1.06                        “Term”:  Subject to Article 3, a period of eighty-seven (87) months after the Rent Commencement Date, plus the period from the Commencement Date to the Rent Commencement Date.  The “Commencement Date” shall be the date on which Landlord delivers to Tenant vacant possession of the Premises in broom clean condition, which date is anticipated to occur on or before May 1, 2014.  The “Rent Commencement Date” shall be the date that is the earlier to occur of:  (x) the date that is ten (10) weeks after the Commencement Date or (y) the date on which Tenant’s personnel shall occupy all or any part of the Premises for the conduct of its business.

1.07                        “Improvement Allowance(s)”:  An amount not to exceed $1,047,655.00, as the Allowance, an amount not to exceed $448,995.00, as the Additional Allowance, and an amount not to exceed $2,993.30 as the Plans Allowance, all as further described in the attached Exhibit C.

1.08                        “Security Deposit”:  $400,000.00, subject to reduction, as more fully described in Article 6.

1.09                        “Guarantor(s)”:  None.

1.10                        “Brokers”:  Tenant’s Broker:  Richards Barry Joyce & Partners/Transwestern

Landlord’s Broker:  Jones Lang LaSalle

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1.11                        “Permitted Use”:  General business offices and, to the extent permitted under applicable law, laboratory research use, subject to Tenant’s obligations under Section 5.

1.12                        “Notice Addresses”:

Landlord’s Notice Address:

For all Notices:

NS Wells Acquisition LLC

c/o Normandy Real Estate Management, LLC

7/57 Wells Avenue

Newton, MA  02459

Attention:  Jeff Rines, Vice President

And a copy to:

Normandy Real Estate Partners

53 Maple Avenue

Morristown, New Jersey 07960

Attention:  Corporate Counsel

With a copy to:

Goulston & Storrs, P.C.

400 Atlantic Avenue

Boston, Massachusetts 02110

Attention: Normandy/Wells Avenue

Landlord’s Rent Address:

NS Wells Acquisition, LLC

c/o Normandy Real Estate Management, LLC

P.O. Box 30173

New York, New York 10087-0173

Tenant’s Notice Address:

Prior to Commencement Date:

Karyopharm Therapeutics Inc.
2 Mercer Road
Natick, Massachusetts 01760

After Commencement Date:

Karyopharm Therapeutics Inc.

85 Wells Avenue, 2nd Floor

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Newton, MA 02459

1.13                        “Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (the “Holidays”).  Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located.  “Building Service Hours” are 8:00 A.M. to 6:00 P.M. on Business Days and 8:00 A.M. to 1:00 P.M. on Saturdays, exclusive of Holidays.

1.14                        “Landlord Work” means the work that Landlord is obligated to perform, if any, in the Premises pursuant to a separate agreement (the “Work Letter”) attached to this Lease as Exhibit C.

1.15                        “Property” means the Building and the parcel(s) of land on which it is located and, at Landlord’s discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.

2.                                      Lease Grant.

2.01                        The Premises are hereby leased to Tenant from Landlord, together with the right to use any portions of the Property that are from time to time designated by Landlord for the common use of tenants and others (the “Common Areas”), which shall include a full service café and fitness center with exercise equipment, lockers and showers and a theater style, 75-seat conference facility, which shall be available to tenants of the Building subject to Landlord’s rules and regulations and scheduling requirements.  Nothing contained herein shall affect Landlord’s right to add to, subtract from, or alter the Common Areas, so long as the same does not materially adversely affect Tenant’s access to the Premises.  Tenant and its employees shall have access to the Premises and Building 24 hours per day, 7 days per week, subject to the terms of this Lease and to compliance with such security or monitoring systems and procedures as Landlord may reasonably impose.

2.02                        As appurtenant to the Premises, Tenant shall have the right to install, as part of the Initial Alterations (as that term is defined in Exhibit C), in such locations as may be permitted by Landlord such equipment and facilities as may be necessary for the operation of tenant’s laboratory in the Premises, including without limitation air handling units and exhaust fans on the Building roof, subject to the terms and conditions of Exhibit C and Section 2 of Exhibit F pertaining to rooftop installations, and a shaft in a stairwell or other location designated by Landlord for supply air and exhaust ducts to serve Tenant’s laboratory.  The plans and specifications for the initial installations of the air handling units, exhaust fans, shaft and ducts shall be submitted to Landlord as a part of the plans and specifications for the Initial Alterations pursuant to Exhibit C.

3.                                      Possession.

Tenant acknowledges that the Premises are currently leased to another tenant in the Building (the “Current Tenant”), who intends to relocate to another area in the Building.  Landlord shall use reasonable efforts to deliver the Premises to Tenant free and clear of the Current Tenant and in broom clean condition on May 1, 2014; however, Landlord’s failure to

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deliver possession of the Premises to Tenant in such condition on May 1, 2014, shall in no way affect the validity of this Lease or the obligations of Tenant hereunder.  Landlord shall not be liable for a failure to deliver possession of the Premises or any other space due to the holdover or unlawful possession of such space by the Current Tenant, and Tenant shall not have any claim against Landlord by reason thereof; provided, however, that if Landlord fails to deliver the Premises to Tenant by June 15, 2014, then for each day thereafter until such time as the Premises are so delivered to Tenant, Tenant shall receive a rent credit equal to one day’s Base Rent.  If Landlord for any reason does not deliver the Premises to Tenant free and clear of the Current Tenant and in broom clean condition by July 31, 2014, then Tenant may elect to terminate this Lease by giving written notice of such election to Landlord at any time after July 31, 2014, and before Landlord has delivered the Premises as aforesaid.  If Tenant so elects, then this Lease shall terminate on the date that is ten (10) Business Days after delivery of Tenant’s termination notice unless, on or before the expiration of such ten Business-Day period, Landlord delivers possession of the Premises to Tenant as aforesaid, in which event Tenant’s termination election shall automatically become void.

The Premises are accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord, except that Landlord represents that, as of the Execution Date:  (a) the Building systems shall be in good working order; (b)) Landlord holds fee simple title to the Building and Property, subject to no mortgage other than a mortgage in favor of General Electric Capital Corporation; (c) Landlord has full power and authority to enter into this Lease and has obtained all consents and taken all actions necessary in connection therewith; and (d) no other party has any possessory right to the Premises or has validly claimed the same.

Landlord shall not be liable for a failure to deliver possession of the Premises or any other space due to the holdover or unlawful possession of such space by another party; provided, however, that Landlord shall use reasonable efforts to obtain possession of the space.  If Tenant takes possession of the Premises before the Commencement Date, such possession shall be subject to the terms and conditions of this Lease, and Tenant shall pay Rent (defined in Section 4.01) to Landlord for each day of possession before the Commencement Date.  However, except for the cost of services requested by Tenant (e.g., freight elevator usage), Tenant shall not be required to pay Rent for any days of possession before the date set forth in Section 1.03 for the commencement of the payment of Base Rent.

4.                                      Rent.

4.01                        Commencing on the Rent Commencement Date set forth in Section 1.06, Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as “Rent”).  “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease.  Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent.  Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand.  All other items of Rent shall be due and payable by Tenant on or before thirty (30) days after billing by Landlord.  Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient

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check or by other means acceptable to Landlord.  Tenant shall pay Landlord an administration fee equal to five percent (5%) of all past due Rent, provided that Tenant shall be entitled to a grace period of five (5) days for the first (1st) two (2) late payments of Rent in a calendar year.  In addition, past due Rent shall accrue interest at twelve percent (12%) per annum from the due date until actually paid.  Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due.  Rent for any partial month during the Term shall be prorated.  No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction.  Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.

Tenant shall pay Tenant’s Pro Rata Share of Taxes and Expenses in accordance with Exhibit B of this Lease.

5.                                      Compliance with Laws; Use.

The Premises shall be used for the Permitted Use and for no other use whatsoever.  Tenant shall comply with all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (the “Law(s)”), regarding the operation of Tenant’s business and the use, condition, configuration, and occupancy of the Premises, except that compliance with applicable Laws, including without limitation the Americans with Disabilities Act, of the access to the Premises from the exterior of the Building through Common Areas, shall be the responsibility of Landlord.  In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the “Base Building” (defined below), but only to the extent such obligations are triggered by Tenant’s particular use of the Premises other than for the Permitted Use, or Alterations or improvements in the Premises performed or requested by Tenant, and provided that Tenant shall not be responsible for compliance with any such laws, regulations, or the like requiring (a) structural repairs or modifications; or (b) repairs or modifications to the utility or building service equipment; or (c) installation of new building service equipment, such as fire detection or suppression equipment, unless such repairs, modifications, or installations shall (i) be due to Tenant’s particular manner of use of the Premises (as opposed to office generally), or (ii) be due to the negligence or willful misconduct of Tenant or any agent, employee, or contractor of Tenant.  “Base Building” shall include the structural portions of the Building, the public restrooms, and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located.  Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law.  Tenant shall comply with the rules and regulations of the Building attached as Exhibit E and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of Alterations (defined in Article 9).  As of the date hereof, Landlord has not received notice from any governmental agencies that the Building is in violation of Title III of the Americans with Disabilities Act.

6.                                      Security Deposit.

6.01                        Security Deposit.  The Security Deposit shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant’s obligations.  The Security Deposit

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is not an advance payment of Rent or a measure of damages.  Landlord may use all or a portion of the Security Deposit to satisfy past due Rent or to cure any Default (defined in Article 18) by Tenant.  If Landlord uses any portion of the Security Deposit to satisfy Tenant’s obligations under this Lease, Tenant shall, within five (5) days after demand, restore the Security Deposit to its original amount.  Landlord shall return any unapplied portion of the Security Deposit to Tenant within forty-five (45) days after the later to occur of:  (a) the Termination Date or (b) the date Tenant surrenders the Premises to Landlord in compliance with Article 25.  Landlord may assign the Security Deposit to a successor or transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit.  Landlord shall not be required to keep the Security Deposit separate from its other accounts.

The Security Deposit shall be in the form of an irrevocable letter of credit (the “Letter of Credit”), which Letter of Credit shall:  (a) be in the initial amount of $400,000.00; (b) be issued on the form attached hereto as Exhibit G; (c) name Landlord as its beneficiary; and (d) be drawn on an FDIC insured financial institution reasonably satisfactory to the Landlord that satisfies both the Minimum Rating Agency Threshold and the Minimum Capital Threshold (as those terms are defined below).  The “Minimum Rating Agency Threshold” shall mean that the issuing bank has outstanding unsecured, uninsured and unguaranteed senior long-term indebtedness that is then rated (without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation) “Baa” or better by Moody’s Investors Service, Inc. and/or “BBB” or better by Standard & Poor’s Rating Services, or a comparable rating by a comparable national rating agency designated by Landlord in its discretion.  The “Minimum Capital Threshold” shall mean that the Issuing Bank has combined capital, surplus and undivided profits of not less than $10,000,000,000.  The Letter of Credit (and any renewals or replacements thereof) shall be for a term of not less than one (1) year.  If the issuer of the Letter of Credit gives notice of its election not to renew such Letter of Credit for any additional period, Tenant shall be required to deliver a substitute Letter of Credit satisfying the conditions hereof at least thirty (30) days prior to the expiration of the term of such Letter of Credit.  If the issuer of the Letter of Credit fails to satisfy either or both of the Minimum Rating Agency Threshold or the Minimum Capital Threshold, Tenant shall be required to deliver a substitute letter of credit from another issuer reasonably satisfactory to the Landlord and that satisfies both the Minimum Rating Agency Threshold and the Minimum Capital Threshold not later than ten (10) Business Days after Landlord notifies Tenant of such failure.  Tenant agrees that it shall from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is in effect until a date which is at least thirty (30) days after the Termination Date of the Lease.  If Tenant fails to furnish such renewal or replacement at least thirty (30) days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a Security Deposit pursuant to the terms of this Article 6.  Any renewal or replacement of the original or any subsequent Letter of Credit shall meet the requirements for the original Letter of Credit as set forth above, except that such replacement or renewal shall be issued by a national bank reasonably satisfactory to Landlord at the time of the issuance thereof.

If Landlord draws on the Letter of Credit as permitted in this Lease or the Letter of Credit, then, upon demand of Landlord, Tenant shall restore the amount available under the

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Letter of Credit to its original amount by providing Landlord with an amendment to the Letter of Credit evidencing that the amount available under the Letter of Credit has been restored to its original amount.

6.02                        Reduction in Security Deposit.  Provided that (x) there has been no Default of Tenant, as defined in Section 18 of this Lease, prior to the Effective Reduction Date, as hereinafter defined, and (y) Tenant is then in full compliance with its obligations under this Lease, there shall be a reduction in the Letter of Credit Amount as of the Effective Reduction Date to $200,000.00.  For purposes of this Section 6.02, the “Effective Reduction Date” shall be January 31, 2018.

If there has been a Default of Tenant under the Lease prior to the Effective Reduction Date, then there shall be no further reduction of the Security Deposit.  If Tenant is entitled to a reduction in the Security Deposit, Tenant shall have the right to provide Landlord with written notice requesting that the Security Deposit be reduced as provided above (the “Reduction Notice”), together with either a Substitute Letter of Credit or an amendment to the existing Letter of Credit, in form reasonably acceptable to Landlord, meeting the requirements of this Section 6.  If Tenant provides Landlord with a Reduction Notice, Landlord shall accept such Substitute Letter of Credit or amendment to the existing Letter of Credit within thirty (30) days after the later to occur of (i) Landlord’s receipt of the Reduction Notice, or (ii) the Effective Reduction Date.

In no event shall the Security Deposit ever be less than Two Hundred Thousand and 00/100 Dollars ($200,000.00).  The balance of the security deposit, (i.e., $200,000.00) shall continue to be held by Landlord throughout the Term of the Lease.

7.                                      Building Services.

7.01                        Landlord shall furnish Tenant with the following services: (a) hot water and water at City temperature for use in the Base Building lavatories and water at City temperature for use in the Premises; (b) customary heat and air conditioning in season during Building Service Hours; provided that Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord’s then standard charge for additional HVAC service so long as Tenant requests same by written notice to Landlord not later than 12:00 noon on the Business Day preceding the day of such overtime usage; (c) standard janitorial service on Business Days; (d) elevator service; (e) electricity in accordance with the terms and conditions in Section 7.02; and (f) such other services as Landlord reasonably determines are necessary or appropriate for the Property.  As of the date hereof, Landlord’s charge for after-Building Service Hours heating service is $75.00 per hour, and Landlord’s charge for after-Building Service Hours air conditioning service is $75.00 per hour, in each case for the entire Premises, subject to change from time to time.  Access to the Building for Tenant and its employees shall be available twenty-four (24) hours per day, seven (7) days per week, subject to the terms of this Lease and such security or monitoring systems as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards.

7.02                        Electricity shall be distributed to the Premises either by the electric utility company selected by Landlord to provide electricity service for the Building or, at Landlord’s

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option, by Landlord; and Landlord shall permit Landlord’s wires and conduits, to the extent available, suitable and safely capable, to be used for such distribution.  If and so long as Landlord is distributing electricity to the Premises, Tenant shall obtain all of its electricity from Landlord and shall pay all of Landlord’s charges, which charges shall be based, at Landlord’s option, either on meter readings or on Landlord’s reasonable estimate of Tenant’s electrical usage or on Tenant’s pro rata share of all space, including the Premises, which is commonly metered with the Premises, except that if Tenant installs a submeter for electrical usage as part of its Initial Alterations or subsequent Alterations, thereafter the charges to Tenant for electricity shall be based on readings of such submeter.  In calculating such charges, there shall be included all commercially reasonable costs to Landlord to obtain electric service to the Building, including all commercially reasonable costs of whatever nature incurred in connection with entering agreements for obtaining such service from utility suppliers.  Initially, such charges will be based on Landlord’s estimated cost of $1.75 per annum per rentable square foot of floor area in the Premises.  If the electric utility company selected by Landlord to provide electricity service for the Building is distributing electricity to the Premises, Landlord may elect to require Tenant, at its cost, to make all necessary arrangements with such electric utility company for metering and paying for electric current furnished to the Premises.  All electricity used during the performance of janitorial service, or the making of any alterations or repairs in or to the Premises, or the operation of any special air conditioning system serving the Premises, shall be paid by Tenant.

7.03                              Landlord has advised Tenant that presently NStar Electric (the “Electric Service Provider”) is the electric utility company selected by Landlord to provide electricity service for the Building.  Notwithstanding the foregoing, Landlord reserves the right at any time and from time to time before or during the Term to either contract for electric service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an “Alternative Service Provider”) or continue to contract for electricity service from the Electric Service Provider, provided such service is at commercially reasonable rates.  Tenant shall cooperate with Landlord, the Electric Service Provider and any Alternative Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Electric Service Provider and any Alternative Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring and other machinery within the Premises.

Without the consent of Landlord, Tenant’s use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Building Service Hours or overall load that which Landlord reasonably deems to be standard for the Building; provided, however, that Tenant’s electric power requirement of 800 Amps at 480 volts shall be permitted provided that Tenant performs at its sole expense any capacity upgrades or other alterations or modifications to the electrical distribution system in the Building that may be necessary or, in the reasonable opinion of Landlord, advisable in order to accommodate such requirement.  Landlord shall have the right to require Tenant to contract separately with the utility provider for all electric service to the Premises and Tenant’s equipment within, including, without limitation, all of Tenant’s systems and equipment serving its laboratory space and the Rooftop Equipment (as that term is defined in Exhibit F hereto) to measure electrical usage by commonly accepted methods.  If it is determined that Tenant is using excess electricity, Tenant shall pay Landlord for the cost of such excess electrical usage as Additional Rent.

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7.04        Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.03) (collectively a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement.  However, if, as a result of a Service Failure that is reasonably within the control of Landlord to correct, the Premises are made untenantable for a period in excess of three (3) consecutive Business Days after Tenant notifies Landlord of such failure, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the fourth (4th) consecutive Business Day after Tenant so notifies Landlord and ending on the day the service has been restored.  If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

8.             Leasehold Improvements.

All improvements in and to the Premises, including any Alterations (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant.  Landlord, however, by written notice to Tenant at least thirty (30) days prior to the Termination Date, may require Tenant, at its expense, to remove (a) any Cable (defined in Section 9.01) installed by or for the benefit of Tenant, and (b) any Alteration that  Landlord has notified Tenant, at the time Tenant requested approval for a proposed Alteration, that such Alteration could have to be removed (collectively referred to as “Required Removables”).  Notwithstanding anything to the contrary contained herein, except for Cable and for those items listed on Exhibit L hereto, which shall be removed by Tenant at the expiration or earlier termination of this Lease, none of the Initial Alterations (as defined in Exhibit C) shall be deemed to be Required Removables or required to be removed by Tenant on or before the Termination Date.  Subject to the preceding sentence, Required Removables shall include, without limitation, internal stairways, raised floors, personal restrooms and showers, vaults, rolling file systems and structural alterations and modifications.  The designated Required Removables shall be removed by Tenant before the Termination Date.  Tenant shall repair damage caused by the installation or removal of Required Removables.  If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work and in such event Tenant shall reimburse Landlord within thirty (30) days of invoice for Landlord’s reasonable out-of-pocket costs for such work.  Tenant, at the time it requests approval for a proposed Alteration, may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration is a Required Removable.  Within ten (10) days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the Alteration are Required Removables.  However, it is agreed that Required Removables shall not include any usual office improvements such as gypsum board, partitions, ceiling grids and tiles, fluorescent lighting panels, Building standard doors and non-glued down carpeting.  Notwithstanding the foregoing, Tenant shall not be liable for the removal of any portion of the Initial Alterations, as that term is defined in Exhibit C.

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9.             Repairs and Alterations.

9.01        Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair.  Tenant shall promptly provide Landlord with notice of any such conditions.  Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear and damage by casualty (subject to the terms of Article 16) excepted, provided that, subject to the provisions of Article 15, Tenant shall not be responsible for repairs to the Premises to the extent that any damage is caused by the negligence of Landlord or Landlord’s employees, agents or contractors.  Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Alterations.  To the extent Landlord is not reimbursed by insurance proceeds, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the negligent or willful acts of Tenant, Tenant Related Parties and their respective contractors and vendors.  If Tenant fails to make any repairs to the Premises for more than fifteen (15) days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to five (5%) of the cost of the repairs.

9.02        Landlord shall keep and maintain in good repair and working order and perform maintenance upon the:  (a) structural elements of the Building; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (c) Common Areas; (d) roof of the Building; (e) exterior windows of the Building; and (f) elevators serving the Building.  Landlord shall promptly make repairs for which Landlord is responsible.  Landlord will deliver the Building systems serving the Premises in good working order.

9.03        Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed.  Landlord’s consent is solely for the benefit of Landlord, and neither Tenant nor any third party shall have the right to rely on Landlord’s consent, or its approval of Tenant’s plans, for any purpose whatsoever.  However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”):  (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building; (d) does not require work to be performed inside the walls, below the floor, or above the ceiling of the Premises and (e) the cost of such work does not exceed $25,000.00.  Cosmetic Alterations shall be subject to all the other provisions of this Section 9.03.  Prior to starting work, Tenant shall furnish Landlord with plans and specifications; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured; and for work estimated to cost in excess of $250,000.00, any security for performance in amounts reasonably required by

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Landlord.  Changes to the plans and specifications must also be submitted to Landlord for its approval.  Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord.  Tenant shall reimburse Landlord for any reasonable out-of-pocket sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations.  In addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any Alterations other than Cosmetic Alterations equal to five percent (5%) of the cost of the Alterations, except that the fee for Landlord’s oversight and coordination of the Initial Alterations shall be as set forth in Exhibit C.  Upon completion, Tenant shall furnish “as-built” plans for all Alterations other than Cosmetic Alterations, completion affidavits and full and final waivers of lien.  Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.

10.          Entry by Landlord.

Landlord may enter the Premises to inspect, show to lenders or prospective buyers, or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building.  During the last twelve (12) months of the Term, Landlord may enter the Premises to show the Premises to prospective tenants.  Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises.  If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions.  However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours.  Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.

11.          Assignment and Subletting.

11.01      Except in connection with a Permitted Transfer (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02.  Unless the stock of Tenant is publicly traded on a national stock exchange, if the entity which controls the voting shares/rights of Tenant changes at any time, such change of ownership or control shall constitute a Transfer unless Tenant is an entity whose outstanding stock is listed on a recognized securities exchange or if at least eighty percent (80%) of its voting stock is owned by another entity, the voting stock of which is so listed.  Any attempted Transfer in violation of this Section is voidable by Landlord.  In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease.  Notwithstanding the above, Landlord will not withhold its consent solely because the proposed subtenant or assignee is an occupant of the Building, provided that, at the time of such proposed Transfer,  Landlord does not have space available for lease in the Building comparable in size to the space Tenant desires to sublet or assign.

11.02      Tenant shall provide Landlord with financial statements for the proposed transferee, a fully executed copy of the proposed assignment, sublease or other Transfer

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documentation and such other information as Landlord may reasonably request.  Within ten (10) Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c)  in the event of an assignment of this Lease or subletting of more than fifty (50%) of the Rentable Area of the Premises for more than fifty percent (50%) of the remaining Term (excluding unexercised options), recapture the portion of the Premises that Tenant is proposing to Transfer.  If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer.  Tenant shall pay Landlord a review fee of $1,500.00 for Landlord’s review of any Permitted Transfer or requested Transfer.

11.03      Tenant shall pay Landlord fifty percent (50%) of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer.  Tenant shall pay Landlord for Landlord’s share of the excess within thirty (30) days after Tenant’s receipt of the excess.  Tenant may deduct from the excess, on a straight-line basis, all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer.  If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.

11.04      Tenant may assign this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization (an “Ownership Change”) or assign this Lease or sublet all or a portion of the Premises to an Affiliate without the consent of Landlord, provided that all of the following conditions are satisfied (a “Permitted Transfer”):  (a) Tenant is not in Default; (b) in the event of an Ownership Change, Tenant’s successor shall own substantially all of the assets of Tenant and have a net worth (determined in accordance with generally accepted accounting principles (“GAAP”) which is at least equal to Tenant’s net worth determined in accordance with GAAP as of the day prior to the proposed Ownership Change; (c) the Permitted Use does not allow the Premises to be used for retail purposes; and (d) Tenant shall give Landlord written notice at least ten (10) Business Days prior to the effective date of the Permitted Transfer.  Tenant’s notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied.  If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement.  “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant (for such period of time as such entity continues to be controlled by, controlling or under common control with Tenant, it being agreed that the subsequent sale or transfer of stock resulting in a change in voting control, or any other transaction(s) having the overall effect that such entity ceases to be controlled by, controlling or under common control with Tenant, shall be treated as if such sale or transfer or transaction(s) were, for all purposes, an assignment of this Lease governed by the provisions of this Article 11).

12.          Liens.

Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees.  Tenant shall give Landlord

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notice at least fifteen (15) days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility.  Tenant, within ten (10) days of notice from Landlord, shall fully discharge any lien arising from work performed by or for Tenant by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law.  If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien.  Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees.  Landlord shall have the right to require Tenant to post a performance or payment bond in connection with any work or service done or purportedly done by or for the benefit of Tenant the cost of which work is to be in excess of $250,000.  Tenant acknowledges and agrees that all such work or service is being performed for the sole benefit of Tenant and not for the benefit of Landlord.

13.          Indemnity and Waiver of Claims.

Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Article 23) and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties other than any agent, employee or contractor of Landlord, (c) the bursting or leaking of any tank, water closet, drain or other pipe, unless due to or arising out of the gross negligence or willful misconduct of the Landlord or any of Landlord’s contractors, employees, or agents, (d) the inadequacy or failure of any security services, personnel or equipment, unless due to or arising out of the gross negligence or willful misconduct of the Landlord or any of Landlord’s contractors, employees, or agents,  or (e) any matter not within the reasonable control of Landlord.  In addition to the foregoing Tenant agrees that Landlord shall have no responsibility or liability whatsoever for any loss or damage, however caused, to furnishings, fixtures, equipment, or other personal property of Tenant or of any persons claiming by, through, or under Tenant.  Except to the extent caused by the negligence or willful misconduct of Landlord or any of Landlord’s contractors, employees, or agents, Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties or any of Tenant’s transferees, contractors, licensees, employees or agents.  Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties or any of Tenant’s transferees, contractors, licensees, employees or agents, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, and employees (“Tenant Related Parties”) harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord or any of Landlord’s contractors, employees or agents.

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14.          Insurance.

(a)           Tenant’s Insurance.  Tenant shall obtain, and shall keep in full force and effect, the following insurance, with insurers that are authorized to do business in the Commonwealth of Massachusetts and are rated at least A (Class X) in Best’s Key Rating Guide:

(i)            Commercial General Liability Insurance, which shall include premises liability, contractual liability covering Tenant’s indemnity obligations under this Lease (to the extent covered as an Insured Contract in a standard ISO GCL Policy), fire legal liability, personal & advertising injury and products/completed operations coverage.  Policy shall insure against claims for bodily injury, personal injury, death or property damage occurring on, in or about the Premises with limits of not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate.  If the policy covers other locations owned or leased by Tenant, then such policy must include an aggregate limit per location endorsement.

(ii)           Special Form (“All Risk”) Property, insuring all equipment, trade fixtures, inventory, fixtures and personal property (“Tenant’s Property”) and any Alterations or other Leasehold Improvements which are the responsibility of Tenant, located on or in the Premises with an agreed amount endorsement and equal to the full replacement cost value of such property.

(iii)          Workers’ Compensation Insurance as required by applicable laws of the State in which the Premises is located, including Employers’ Liability Insurance with limits of not less than: (x) $100,000 per accident; (y) $500,000 disease, policy limit; and (z) $100,000 disease, each employee.

(iv)          Business Interruption Insurance with limits of not less than the amount  necessary to cover continuing expenses including rents and extra expenses for at least one (1) year; provided that if Tenant elects not to carry or self-insure business interruption insurance, Tenant shall not be in Default under the terms of this Lease and Tenant further acknowledges that Landlord is released from any and all liability arising during the Lease Term which would have been covered by business interruption insurance had Tenant carried such insurance.

(v)           Excess or Umbrella Liability Insurance with limits of not less than Two Million Dollars ($2,000,000.00) per occurrence and in the aggregate providing coverage excess and follow-form of the primary general and employer’s liability insurances required hereinto.

(vi)          Such other insurance as Landlord reasonably deems necessary and prudent and requires of tenants in comparable buildings in greater Boston, or as may be required by any Mortgagee (defined below).

(vii)         In addition to the above aforementioned insurances, and during any such time as any alterations or work is being performed at the Premises (except that work being performed by the Landlord or on behalf of Landlord) Tenant, at

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its sole cost and expense, shall carry, or shall cause to be carried and shall deliver to Landlord at least ten (10) days prior to commencement of any such alteration or work, evidence of insurance with respects to (a) workers compensation insurance covering all persons employed in connection with the proposed alteration or work in statutory limits, (b) general/excess liability insurance, in an amount commensurate with the work to be performed but not less than Two Million Dollars ($2,000,000) per occurrence and in the aggregate, for ongoing and completed operations insuring against bodily injury and property damage and naming all additional insured parties as outlined below and required of Tenant and shall include a waiver of subrogation in favor of such parties, (c) builders risk insurance, to the extent such alterations or work may require, on a completed value form including permission to occupy, covering all physical loss or damages, in an amount and kind reasonable satisfactory to Landlord, and (d) such other insurance, in such amounts, as Landlord deems reasonably necessary to protect Landlord’s interest in the Premises from any act or omission of Tenant’s contactors or subcontractors.

(b)           Policy Requirements.  The policies of insurance required to be maintained by Tenant pursuant to this Section 14 must be reasonably satisfactory to Landlord and must be written as primary policy coverage and not contributing with, or in excess of, any coverage carried by Landlord. All policies must name Tenant as the named insured party and (except for worker’s compensation and property insurance) all policies shall name as additional insureds for on-going and completed operations, Landlord, Normandy Real Estate Partners, LLC, Normandy Real Estate Management Co., LLC, the Mortgagees under any Mortgage defined below, and, provided notice of such parties identities is given to Tenant, all of their respective affiliates, members, officers, employees, agents and representatives, managing agents, and other designees of Landlord and its successors as the interest of such designees shall appear. In addition Tenant agrees and shall provide thirty (30) days’ prior written notice of suspension, cancellation, termination, or non-renewal of coverage to Landlord.  Tenant shall not self-insure for any insurance coverage required to be carried by Tenant under this Lease. The deductible for any insurance policy required hereunder must not exceed $25,000. Tenant shall have the right to provide the insurance coverage required under this Lease through a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease.

(c)           Certificates of Insurance.  Prior to the Commencement Date, Tenant shall deliver to Landlord certificates of insurance evidencing all insurance Tenant is obligated to carry under this Lease, together with a copy of the endorsement(s), specifically but not limited to Waiver of Rights to Recover From Others, Additional Insureds (on-going and completed operations) and Contractual Liability endorsements. Within ten (10) days prior to the expiration of any such insurance, Tenant shall deliver to Landlord certificates of insurance evidencing the renewal of such insurance. Tenant’s certificates of insurance must be on: (i) Acord Form 27 with respect to property insurance; and (ii) Acord Form 25-S with respect to liability insurance or, in each case, on successor forms approved by Landlord, and in any event state as the certificate holder: Compliance Services Corporation, on behalf of Normandy Real Estate Partners, LLC, P.O. Box 2750, Montgomery Village, MD 20886.

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(d)           No Separate Insurance.  Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by Section 14(a) unless Landlord and Tenant are named as insureds therein.

(e)           Tenant’s Failure to Maintain Insurance.  If Tenant fails to maintain the insurance required by this Lease, Landlord may, but shall not be obligated to, obtain, and pay the premiums for, such insurance. Upon demand, Tenant shall pay to Landlord all amounts paid by Landlord pursuant to this Section 14(e).

(f)            Landlord’s Insurance.   Landlord, shall at all times during the Term of this Lease procure and keep in force (i) commercial general liability insurance covering the Common Areas and Landlord’s indemnity obligations (to the extent normally available in a commercial general liability policy) set forth within at limits no less than those required by Landlord’s mortgagee and, (ii) Special Form “All Risk” property insurance covering the full replacement cost of the Building with no coinsurance limitation and including all coverages and perils as required by Landlord’s mortgagee.

15.          Subrogation.

Landlord and Tenant agree to have all property insurance policies which are required to be carried by either of them hereunder endorsed to provide that the insurer waives all rights of subrogation which such insurer might have against the other party and Landlord’s mortgagee, if any.  By this clause, the parties intend and hereby agree that the risk of loss or damage to property shall be borne by the parties’ insurance carriers.  It is hereby agreed that Landlord and Tenant shall look solely to, and seek recovery from, only their respective insurance carriers in the event a loss is sustained for which Property Insurance is carried or is required to be carried under this Lease.  Without limiting any release or waiver of liability or recovery contained in any other Section of this Lease but rather in confirmation and furtherance thereof, Landlord waives all claims for recovery from Tenant, and Tenant waives all claims for recovery from Landlord, and their respective agents, partners and employees, for any loss or damage to any of its property insured under the insurance policies required hereunder including but not limited to any business interruption, loss of income or special, indirect or consequential damages.  The provisions of this Section 15 will survive the expiration or earlier termination of this Lease.

16.          Casualty Damage.

16.01      If all or any portion of the Premises becomes untenantable by fire or other casualty to the Premises (collectively a “Casualty”), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord and Tenant with a good faith written estimate of the amount of time required using standard working methods to Substantially Complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises (“Completion Estimate”).  If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within one (1) year from the date the repair is started, or if the Casualty occurs in the last twelve (12) months of the Term, then either party shall have the right to terminate this Lease upon written notice to the other within ten (10) days after receipt of the Completion Estimate.  In addition, Landlord, by notice to Tenant within ninety (90) days

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after the date of the Casualty, shall have the right to terminate this Lease if:  (1) the Premises have been materially damaged and there is less than two (2) years of the Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building occurs.

16.02      If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises and Common Areas.  Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord.  Upon notice from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s Insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs.  Within thirty (30) days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs.  Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof.  During any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant.

17.          Condemnation.

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”).  Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building.  The terminating party shall provide written notice of termination to the other party within forty-five (45) days after it first receives notice of the Taking.  The termination shall be effective on the date the physical taking occurs.  If this Lease is not terminated, Base Rent and Tenant’s Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises.  All compensation awarded for a Taking shall be the property of Landlord.  The right to receive compensation or proceeds is expressly waived by Tenant, however, Tenant may file a separate claim for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award.  If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.

18.          Events of Default.

Each of the following occurrences shall be a “Default”:  (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for ten (10) days after written notice to Tenant (“Monetary Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any

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term, provision, condition or covenant of this Lease, if the failure is not cured within thirty (30) days after written notice to Tenant provided, however, if Tenant’s failure to comply cannot reasonably be cured within thirty (30) days, Tenant shall be allowed additional time (not to exceed ninety (90) days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within ten (10) days after such notice to Tenant and diligently pursues the cure to completion; (c) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (d) the leasehold estate is taken by process or operation of Law; or (e) in the case of any ground floor or retail Tenant, Tenant does not take possession of or abandons or vacates all or any portion of the Premises.  If Landlord provides Tenant with notice of Tenant’s failure to comply with any specific provision of this Lease on three (3) separate occasions during any twelve-(12)-month period, Tenant’s subsequent violation of such provision shall, at Landlord’s option, be an incurable Default by Tenant.  All notices sent under this Article shall be in satisfaction of, and not in addition to, notice required by Law.

19.          Remedies.

19.01      Upon Default, Landlord shall have the right to pursue any one or more of the following remedies:

(a)           Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord.  If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant’s Property and any party occupying the Premises.  Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant’s Default, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises.  “Costs of Reletting” shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other commercially reasonable concessions or allowances granted to a new tenant.

(b)           Terminate Tenant’s right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant’s Property and any parties occupying the Premises.  Landlord may (but, except as expressly provided below, shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine.  Landlord may collect and receive all rents and other income from the reletting.  Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises.  The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease.  Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building.  Landlord shall not be liable

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for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting.

19.02      In lieu of calculating damages under Section 19.01, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting.  If Tenant is in Default of any of its non-monetary obligations under the Lease, Landlord shall have the right to perform such obligations.  Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to ten percent (10%) of the cost of the work performed by Landlord.  The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease.  No right or remedy of Landlord shall be exclusive of any other right or remedy.  Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

20.          Limitation of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY.  NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE.  BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN ARTICLE 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.  WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL LANDLORD OR ANY MORTGAGEES OR LANDLORD RELATED PARTIES EVER BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OR ANY LOST PROFITS OF TENANT.

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANTS OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

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21.                               Intentionally Omitted.

22.                               Holding Over.

If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance.  Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to one hundred fifty percent (150%) of the sum of the Base Rent due for the period immediately preceding the holdover.  No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise.  If Tenant holds over for more than thirty (30) days and Landlord has notified Tenant that Landlord must deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover, Tenant shall be liable for all direct damages that Landlord suffers from the holdover, including, without limitation, any late delivery penalties payable to subsequent lessees of all or any portion of the Premises and, subject to Landlord’s obligation to reasonably mitigate damages, any rental income lost, net of any reletting proceeds actually recovered for the period of the lost rent, by reason of a termination of any subsequent lease of all or a portion of the Premises resulting from Tenant’s failure to surrender possession thereof as required under this Lease.

23.                               Subordination to Mortgages; Estoppel Certificate.

Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”).  The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”.  This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee provided that such agreement contains commercially reasonable provisions whereby Mortgagee shall recognize this Lease and Tenant’s occupancy rights hereunder provided Tenant is not in default under this Lease beyond applicable notice and cure periods.  As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease.  Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease, provided, however, that the subordination of this Lease to any mortgage or ground lease entered into after the date of this Lease shall be upon the express condition that so long as Tenant is not in Default of the Lease beyond applicable notice and cure periods, Tenant’s possession and enjoyment of the Premises and Tenant’s rights under this Lease shall not be disturbed or interfered with in the event of a foreclosure of such mortgage or lease or the exercise of any rights thereunder.  Landlord and Tenant shall each, within ten (10) days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser).  Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any Defaults and the amount of Rent that is due and payable.

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Landlord will use commercially reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord’s current Mortgagee on such Mortgagee’s current standard form of agreement, a copy of which is attached hereto as Exhibit H.  Upon request of Landlord, Tenant will execute the Mortgagee’s form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the Mortgagee.  Landlord’s failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a Default by Landlord hereunder.

As to any future mortgage, ground lease, and/or underlying lease or deed of trust, Landlord shall use commercially reasonable efforts to obtain from such mortgagee, ground lessor or trustee therein, as the case may be, a written instrument in recordable form and in the customary form of such mortgagee, ground lessor, or trustee (“Nondisturbance Agreement”) providing that, so long as Tenant shall not be in default of the obligations on its part to be kept and performed under the terms of this Lease, this Lease will not be affected and Tenant’s possession hereunder will not be disturbed by any default in, termination, and/or foreclosure of, such mortgage, ground lease, and/or underlying lease or deed of trust, as the case may be.  Tenant shall be responsible for paying any fees or expenses charged by such mortgagee, ground lessor or trustee in connection with such Nondisturbance Agreement.

24.                               Notice.

All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Article 1.  Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above.  Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25.                               Surrender of Premises.

At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted.  If Tenant fails to remove any of Tenant’s Property within five (5) Business Days after termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property.  Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property.  Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred.  If Tenant fails to remove Tenant’s Property from the Premises or storage, within thirty (30) days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and title to Tenant’s Property shall vest in Landlord.

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26.                               Miscellaneous.

26.01                 This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth.  If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected.  If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities.  Notices to any one person or entity shall be deemed to have been given to all persons and entities.  Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists.

26.02                 If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees.  Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease.  Either party’s failure to declare a Default immediately upon its occurrence, or delay in taking action for a Default, shall not constitute a waiver of the Default, nor shall it constitute an estoppel.

26.03                 Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”).

26.04                 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property.  Upon transfer Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that, any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease and either Landlord has transferred any Security Deposit to such successor, or returned any Security Deposit to Tenant or cancelled and terminated any Security Deposit held in the form of a letter of credit.

26.05                 Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option.  Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease.  Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease.

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Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.

26.06                 Time is of the essence with respect to Tenant’s exercise of any expansion or extension rights granted to Tenant.  The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

26.07                 Landlord shall not disturb Tenant’s use of the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements.  This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

26.08                 This Lease does not grant any rights to light or air over or about the Building.  Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease.  This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents.  Neither party is relying upon any warranty, statement or representation not contained in this Lease.  This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

26.09                 Tenant shall not record this Lease or any memorandum or notice without Landlord’s prior written consent; provided, however, Landlord agrees to consent to the recordation or registration of a memorandum or notice of this Lease, at Tenant’s cost and expense (and in a form reasonably satisfactory to Landlord), if the initial Term of this Lease or the initial Term plus extension terms granted exceed, in the aggregate, 7 years.  If this Lease is terminated before the Term expires, upon Landlord’s request the parties shall execute, deliver and record an instrument acknowledging the above and the date of the termination of this Lease, and Tenant appoints Landlord its attorney-in-fact in its name and behalf to execute the instrument if Tenant shall fail to execute and deliver the instrument after Landlord’s request therefor within ten (10) days.

26.10                 Intentionally Omitted.

26.11                 Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable out-of-pocket costs incurred in reviewing the proposed action or consent, including, without limitation, reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs.  Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

26.12                 Tenant and its telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies shall have no right of access to and within the Building, for the installation and operation of telecommunications systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, and any other transmission systems, for part or all of Tenant’s telecommunications within the Building and

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from the Building to any other location without Landlord’s prior written consent.  Landlord shall not unreasonably withhold its consent to the installation and operation of such telecommunications systems, telecommunication services and/or transmission systems if located entirely within the Premises; otherwise, Landlord may withhold or delay its consent in its sole discretion.

26.13                 Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent, except (1) to Tenant’s lender’s, accountants, auditors, lawyers and other advisors, (2) in litigation between Landlord and Tenant, or (3) if required by court order or if required by applicable Law, including without limitation the securities laws.  The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.  The foregoing shall not preclude a public announcement that Tenant is moving to the Premises provided that such announcement does not include any information as to the economic terms of this Lease.

26.14                 The term “Hazardous Materials” means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Building.  Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Building except in a manner and quantity necessary for the ordinary performance of Tenant’s business, and then in compliance with all Laws.  If Tenant breaches its obligations under this Section 26.14, Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant’s use, generation, storage or disposal of Hazardous Materials.  Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including attorneys’ fees and cost of clean up and remediation) arising from Tenant’s failure to comply with the provisions of this Section 26.14.  This indemnity provision shall survive termination or expiration of the Lease.  Landlord represents that, as of the date hereof, Landlord has not received notice from any governmental agencies or other third parties alleging that the Building or Premises is in violation of any Laws or regulations relating to Hazardous Materials, which violation is still in effect, and, except as disclosed on that certain report entitled “Phase I Environmental Site Assessment, Wells Research Center, 75-95 Wells Ave, Newton, Massachusetts, VERTEX Project No. 9057” prepared by VERTEX Environmental Services, Inc., and dated March 24, 2006, a copy of which has been provided to Tenant, Landlord has no actual knowledge that any Hazardous Materials have been released upon any portion of the Property and remain unremediated.

27.                               OFAC Compliance.

(a)                                 Tenant represents and warrants that (a) Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other

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similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times.  The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

(b)                                 Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargoes and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be reasonably requested by Landlord to determine Tenant’s compliance with the terms hereof, provided that if requested by Tenant, Landlord will keep such information confidential, subject to the same exceptions as set forth in the first sentence of Section 26.13 above.

(c)                                  Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Lease Term shall be a material Default of the Lease.  Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material Default of the Lease.

28.                               Parking.

Landlord shall provide non-reserved vehicle access to the surface parking lot located adjacent to the Building at a ratio of 3.2 vehicle spaces per each 1,000 rentable square feet of the Premises (i.e., non-reserved parking for ninety-six (96) motor vehicles based upon the Tenant’s occupancy of 29,933 rentable square feet; the foregoing referred to herein as “Tenant’s Parking”) for no additional rental or similar charge for such parking.  Tenant’s Parking shall be non-transferable (directly or indirectly) to any other institutions, entities or individuals, except in

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connection with a Permitted Transfer or an assignment or subletting to which Landlord gives its consent.  Overnight parking at the Building shall be strictly prohibited.

Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the parking lot.  Landlord shall not be liable for any loss, injury or damage to persons using the parking lot or automobiles or other property thereon, it being agreed that, to the fullest extent permitted by law, the use of the parking lot and the parking spaces shall be at the sole risk of Tenant and its employees.  Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the parking lot.

Tenant’s Parking shall be subject to such reasonable rules and regulations therefor as may be set and changed with reasonable prior notice by the Landlord from time to time and uniformly enforced by Landlord during the Term.  Landlord agrees that such rules and regulations shall be established and applied by Landlord in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to all other tenants of the Building of a similar nature of Tenant.  Except in connection with a Permitted Transfer or an assignment or subletting to which Landlord gives its consent, Tenant’s Parking is non-assignable and intended solely for the use of Tenant’s employees working from and business invitees to the Premises; and as such Tenant shall not offer them for “use” or “license” to any other entity, the general public, or any other tenants of the Building.  All such appurtenant rights for parking as set forth in this Article are automatically terminated upon termination of this Lease, and shall have no separate independent validity or legal standing.  Landlord reserves the right to relocate and/or temporarily close any or all of the parking facilities to the extent necessary in the event of a casualty or governmental taking or for maintenance and repairs of the parking facility provided Landlord shall reopen the same or provide replacement parking facilities as soon as practicable thereafter.

29.                               Request for Taxpayer Identification Number and Certification (W-9 Form).

Tenant shall, at the time that Tenant executes and delivers this Lease to Landlord, execute a W-9 Form, in the form attached hereto as Exhibit I.

30.                               Generator.

Tenant shall have the right, at Tenant’s sole cost and expense, to install a generator in an area to be designated by Landlord, which area at Tenant’s request may be on the Building roof subject to the terms and conditions of Section 2 of Exhibit F pertaining to rooftop installations, provided Tenant executes and delivers to Landlord a license agreement in the form attached hereto as Exhibit J.

[Signatures on following page]

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Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

NS WELLS ACQUISITION LLC,
a Delaware limited liability company

By:	/s/ Joseph Adamo
	Name:	Joseph Adamo
	Title:	Vice President

TENANT:

KARYOPHARM THERAPEUTICS INC.,
a Delaware corporation

By:	/s/ Paul Brannelly
	Name:	Paul Brannelly
	Title:	Senior Vice President, Finance and Administration

26-3931704
Tenant’s Tax ID Number (SSN or FEIN)

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EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

A-1

EXHIBIT B

EXPENSES AND TAXES

This Exhibit is attached to and made a part of the Lease by and between NS WELLS ACQUISITION LLC, a Delaware limited liability company (“Landlord”) and KARYOPHARM THERAPEUTICS INC., a Delaware corporation (“Tenant”) for space in the Building located at 85 Wells Avenue, Newton, Massachusetts.

1.                                      Payments.

1.01.                     Tenant shall pay Tenant’s Pro Rata Share of the amount, if any, by which Expenses (defined below) for each calendar year during the Term exceed Expenses for the Base Year (the “Expense Excess”) and also the amount, if any, by which Taxes (defined below) for each Fiscal Year during the Term exceed Taxes for the Base Year (the “Tax Excess”).  If Expenses or Taxes in any calendar year or Fiscal Year decrease below the amount of Expenses or Taxes for the Base Year, Tenant’s Pro Rata Share of Expenses or Taxes, as the case may be, for that calendar year or Fiscal Year shall be $0.  Landlord shall provide Tenant with a good faith estimate of the Expense Excess and of the Tax Excess for each calendar year or Fiscal Year during the Term.  On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of both the Expense Excess and Tax Excess.  After its receipt of the revised estimate, Tenant’s monthly payments shall be based upon the revised estimate.  If Landlord does not provide Tenant with an estimate of the Expense Excess or the Tax Excess by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Landlord provides Tenant with the new estimate.

1.02.                     As soon as is practical following the end of each calendar year or Fiscal Year, as the case may be, Landlord shall furnish Tenant with a statement of the actual Expenses and Expense Excess and the actual Taxes and Tax Excess for the prior calendar year or Fiscal Year, as the case may be.  If the estimated Expense Excess or estimated Tax Excess for the prior calendar year or Fiscal Year, as the case may be, is more than the actual Expense Excess or actual Tax Excess for the prior calendar year or Fiscal Year, as the case may be, Landlord shall either provide Tenant with a refund or apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due.  If the estimated Expense Excess or estimated Tax Excess for the prior calendar year or Fiscal Year, as the case may be, is less than the actual Expense Excess or actual Tax Excess, for such prior calendar year or Fiscal year, as the case may be, for such prior year, Tenant shall pay Landlord, within thirty (30) days after its receipt of the statement of Expenses or Taxes, any underpayment for the prior calendar year.

2.                                      Expenses.

2.01.                     “Expenses” means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property.  Expenses include, without limitation: (a) all labor and labor related costs; (b) management fees up to five percent (5%) of Base Rent; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs provided to or for the Building; (e) the cost of services provided to or for the Building; (f) rental and purchase cost of parts, supplies, tools and equipment used at the Building; (g) insurance premiums and deductibles; and (h) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made subsequent to the Base Year which are:  (1) performed primarily to reduce current or future operating expense costs, upgrade Building security or otherwise improve the operating efficiency of the Property; or (2) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of this Lease.  The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord.  “Payback Period” means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement.  Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under this Lease.  If Landlord incurs Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties.

2.02.                     Expenses shall not include:

(a)                                 the cost of capital improvements, repairs or replacements (except as set forth above);

(b)                                 depreciation;

(c)                                  principal payments of mortgage and other non operating debts of Landlord;

(d)                                 the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds;

(e)                                  costs in connection with leasing space in the Building, including brokerage commissions and marketing costs;

(f)                                   lease concessions, rental abatements and construction allowances granted to specific tenants;

(g)                                  costs incurred in connection with the sale, financing or refinancing of the Building;

(h)                                 fines, interest and penalties incurred due to the late payment of Taxes or Expenses;

(i)                                     organizational expenses associated with the creation and operation of the entity which constitutes Landlord and costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants;

(j)                                    any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases;

(k)                                 Sums (other than management fees less than or equal to 5% of Base Rent, it being agreed that the management fees up to 5% of Base Rent are included in Expenses are as described in Section 2.01 above) paid to subsidiaries or other affiliates of Landlord for services on or to the Property, Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience;

(l)                                     Any fines, penalties or interest resulting from the negligence or willful misconduct of the Landlord or its agents, contractors, or employees;

(m)                             Advertising and promotional expenditures;

(n)                                 Landlord’s charitable and political contributions;

(o)                                 Base Rent and percentage rent, if any, payable under any ground lease affecting the Property;

(p)                                 Attorney’s fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building;

(q)                                 The cost or expense of any services or benefits provided generally to other tenants in the Building and not provided or available to Tenant;

(r)                                    All costs of purchasing or leasing sculptures, paintings or other works or objects of art;

(s)                                   Any expenses for which Landlord has received actual reimbursement (other than through Expenses);

(t)                                    Costs incurred by Landlord in connection with the correction of defects in design and original construction of the Building or Property;

(u)                                 Expenses for the replacement of any item covered under warranty, unless Landlord has not received payment under such warranty and it would not be fiscally prudent to pursue legal action to collect on such warranty;

(v)                                 Fines or penalties incurred as a result of violation by Landlord of any applicable Laws;

(w)                               Labor and labor related costs for any officers of Landlord or its affiliates and employees of Landlord or its affiliates at the level of Vice President and above;

(x)                                 Rent for any office space occupied by Building management personnel to the extent the size or rental rate for of such office space exceeds the size or fair market rental value of office space occupied by management personnel of comparable buildings in the vicinity of the Building;

(y)                                 Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; and

(z)                                  Costs incurred in connection with the operation of any retail or restaurant operations for the Building, and any shuttle services.

2.03.                     If at any time during a calendar year the Building is not at least ninety-five percent (95%) occupied or Landlord is not supplying services to at least ninety-five percent (95%) of the total Rentable Square Footage of the Building, Expenses shall be determined as if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Square Footage of the Building.  If Expenses for a calendar year are determined as provided in the prior sentence, Expenses for the Base Year shall also be determined in such manner.  Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each year of the Term.  The extrapolation of Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association.

3.                                      Taxes.  “Taxes” shall mean:  (a) all real property taxes and other assessments on the Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities.  Without limitation, Taxes shall not include any income, capital levy, transfer, capital stock, gift, estate or inheritance tax.  If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant’s Pro Rata Share of any Tax Excess, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment.  Likewise, if a change is obtained for Taxes for the Base Year, Taxes for the Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed.  Tenant shall pay Landlord the amount of Tenant’s Pro Rata Share of any such increase in the Tax Excess within thirty (30) days after Tenant’s receipt of a statement from Landlord.

4.                                      Audit Rights.  Tenant, within sixty (60) days after receiving Landlord’s statement of Expenses, may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses for the calendar year to which the statement applies.  Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review.  If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records.  If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state or commonwealth where the Property is located and may not be an examiner of Tenant who is being paid by Tenant on a contingent fee basis.  Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit.  Within ninety (90) days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Expenses for that year.  If Tenant fails to give Landlord an Objection Notice within the ninety-(90)-day period or fails to provide Landlord with a Review Notice within the sixty-(60)-day period described above, Tenant shall be deemed to have approved Landlord’s statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year.  The records obtained by Tenant shall be treated as confidential.  In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.  However, notwithstanding the foregoing, if Landlord and Tenant determine that Expenses for the Building for the year in question were less than stated by more than five percent (5%), Landlord, within thirty (30) days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant.  Any overpayment by Tenant will be refunded by Landlord or credited against the next installment of Base Rent and Additional Rent.

EXHIBIT C

WORK LETTER

This Exhibit is attached to and made a part of the Lease by and between NS WELLS ACQUISITION LLC, a Delaware limited liability company (“Landlord”) and KARYOPHARM THERAPEUTICS INC., a Delaware corporation (“Tenant”) for space in the Building located at 85 Wells Avenue, Newton, Massachusetts.

I.                                        Alterations and Allowance.

(i)                                     Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Lease to which this Exhibit is attached and all prepaid rental and security deposits required under such agreement, shall have the right to perform alterations and improvements in the Premises (the “Initial Alterations”).  Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Section 9 of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations. Landlord’s consent is solely for the benefit of Landlord, and neither Tenant nor any third party shall have the right to rely on Landlord’s consent, or its approval of Tenant’s plans, for any purpose whatsoever. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design.  Landlord’s approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld, conditioned or delayed.  The parties agree that Landlord’s approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of this Lease, (iii) does not have the ability to be bonded for the work in an amount of no less than 125% of the total estimated cost of the Initial Alterations, (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the state/municipality in which the Premises is located.  Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

(ii)                                  Provided Tenant is not in default, Landlord agrees to contribute the sum of $1,047,655.00 (the “Allowance”) toward the cost of performing the Initial Alterations in preparation of Tenant’s occupancy of the Premises. Tenant shall have the right to apply up to $299,330.00 of the Allowance toward furniture, fixtures and equipment and the cost of moving into the Premises.  Except as expressly set forth above, the Allowance may only be used for the hard costs in connection with the Initial Alterations.  The Allowance, less a 10% retainage (which retainage shall be payable as part of the final draw), shall be paid to Tenant in periodic disbursements within 30 days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (iii) Contractor’s, subcontractor’s and material supplier’s waivers of liens which shall cover all Initial Alterations for which disbursement is being requested and all other statements and forms required for compliance with the mechanics’ lien laws of the state in which the Premises is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord’s Mortgagee may reasonably require; (iv) for the first disbursement request, a cost breakdown for each trade or subcontractor performing the Initial Alterations; (v) for the first disbursement request, plans and specifications for the Initial Alterations, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all laws affecting the Building, Property and Premises; (vi) for the first disbursement request, copies of all construction contracts for the Initial Alterations, and for any change orders since the last disbursement request, copies of all change orders, if any; and (vii) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Initial Alterations.  Upon completion of the Initial Alterations, and prior to final disbursement of the Allowance, Tenant shall furnish Landlord with:  (1) general contractor and architect’s completion affidavits, (2) full and final waivers of lien, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Initial Alterations, and (5) the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances.  In no event shall Landlord be required to disburse the Allowance more than one time per month.  If the Initial Alterations exceed the Allowance, Tenant shall be entitled to the Allowance in accordance with the terms hereof, but each individual disbursement of the Allowance shall be disbursed in the proportion that the Allowance bears to the total cost for the Initial Alterations, less the 10% retainage referenced above.  Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

(iii)                               If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Exhibit by May 1, 2015, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith.  Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Allowance.

(iv)                              Tenant agrees to accept the Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises.

(v)                                 Landlord shall be entitled to deduct from the Allowance a construction management fee for Landlord’s oversight of the Initial Alterations in an amount equal to 2% of the cost of the Initial Alterations.

(vi)                              This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

II.                                   Additional Allowance.

Provided Tenant is not in default, Tenant shall have the right to require Landlord to contribute up to $448,955.00 (i.e., $15.00 per rentable square foot of the Premises) (the “Additional Allowance”) in order to finance the costs of the Initial Alterations.  In order to exercise such right, Tenant must provide written notice to Landlord on or before the date that is 15 Business Days after the date of the Lease, which notice shall state the amount of the Additional Allowance that Tenant desires to borrow. The Additional Allowance may only be used for hard costs in connection with Initial Alterations.  If Tenant elects to use any portion of the Additional Allowance, the Additional Allowance shall be provided in the same manner and subject to all of the same terms and conditions as are applicable to the Allowance set forth in Section I(3) above, except that Tenant shall pay Construction Rent as follows:

If Tenant elects that Landlord provide the Additional Allowance to Tenant, then Tenant shall pay to Landlord, as Additional Rent, Construction Rent, as hereinafter defined.  Construction Rent shall be payable by Tenant to Landlord commencing as of the date that is three (3) months after the Commencement Date, and continuing on the first day of each month thereafter throughout the Term of the Lease.  Construction Rent shall be based upon the amount of the Additional Allowance. Tenant’s monthly payments of Construction Rent shall be equal to the amount of equal monthly payments of principal and interest which would be necessary to repay a loan in the amount of the Additional Allowance, together with interest at the rate of eight (8%) percent per annum, on a level direct reduction basis over an eighty-four (84) month period.

For all purposes of the Lease, Construction Rent shall be treated as Additional Rent and shall be stated as Additional Rent on any invoice therefor delivered by Landlord to Tenant.  Monthly payments of Construction Rent shall be payable at the same time and in the same manner as Base Rent is payable under the Lease.  Construction Rent shall not be abated or reduced for any reason whatsoever (including, without limitation, termination of the Lease).  If there is any default (beyond the expiration of any applicable grace periods) of any of Tenant’s obligations under the Lease (including, without limitation, its obligation to pay Construction Rent) or if the Term of the Lease is terminated for any reason whatsoever prior to the termination of the Term of the Lease, then Tenant shall pay to Landlord, immediately upon demand, the unamortized balance of the Additional Allowance.  Tenant’s obligation to pay the unamortized balance of the Additional Allowance shall be in addition to all other rights and remedies which Landlord has based upon any default of Tenant under the Lease, and Tenant shall not be entitled to any credit or reduction in such payment based upon amounts collected by Landlord from reletting the Premises after the default of Tenant.

III.                              Plans Allowance.

Landlord shall contribute up to $2,993.30 (“Plans Allowance”) towards the cost of plans prepared for the performance of the Initial Alterations.  Landlord shall, within thirty (30) days after Tenant’s written request therefor, accompanied by copies of paid invoices evidencing the amount paid by Tenant for the plans, pay the Plans Allowance to Tenant.

EXHIBIT D

COMMENCEMENT LETTER

Date

Tenant
Address

Re:                             Commencement Letter with respect to that certain Lease dated as of the            day of                     ,           , by and between                                                                         , a                                                                     , as Landlord, and                                                                     , as Tenant, for                  rentable square feet on the                  floor of the Building located at                                         , Massachusetts,             .

Dear                                                          :

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

1.                                      The Commencement Date of the Lease is                                                 ;

2.                                      The Termination Date of the Lease is                                                         , subject to Tenant’s right to extend the Term under Exhibit F.

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

Authorized Signatory

Agreed and Accepted:

Tenant:

By:
Name:
Title:
Date:

D-1

EXHIBIT E

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property and the appurtenances.  In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control.  Capitalized terms have the same meaning as defined in the Lease.

1.                                      Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises.  No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas.  At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Property.

2.                                      Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances.  Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees shall be paid for by Tenant and Landlord shall not be responsible for the damage.

3.                                      No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord.  All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building.  Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld.

4.                                      Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.                                      Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises.  A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost and Tenant shall not make any duplicate keys.  All keys shall be returned to Landlord at the expiration or early termination of the Lease.

6.                                      All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time.  Landlord has no obligation to allow any particular telecommunication service provider to have access to the Buildings or to the Premises.  If Landlord permits access, Landlord may condition the access upon the payment to Landlord by the service provider of fees assessed by Landlord in Landlord’s sole discretion.

7.                                      Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord.  Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, which approval shall not be unreasonably withheld.  If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord.  Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity.  If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage, loss or injury.

8.                                      Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld.  Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant’s Property shall be repaired at Tenant’s sole expense.

9.                                      Corridor doors, when not in use, shall be kept closed.

10.                               Tenant shall not:  (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord’s sole opinion, constitute a nuisance.

11.                               No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12.                               No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office and laboratory research purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws.  Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or, except for use by Tenant in compliance with applicable Laws in connection with Tenant’s laboratory research, any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq., M.G.L. c. 21C, M.G.L. c. 21E or any other applicable environmental Law which may now or later be in effect.  Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13.                               Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building.  Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

14.                               Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”).  Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume.  Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Commencement Date of the Term be extended as a result of the above actions.

15.                               Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord.  Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.  Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16.                               Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

17.                               Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18.                               Landlord may from time to time adopt systems and procedures for the security and safety of the Building, its occupants, entry, use and contents.  Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19.                               Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or its desirability.  Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20.                               Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building.

Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

21.                               Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance.  Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22.                               Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord.  Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23.                               The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant.  Windows, doors and fixtures may be cleaned at any time.  Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

EXHIBIT F

ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of the Lease by and between NS WELLS ACQUISITION LLC, a Delaware limited liability company (“Landlord”) and KARYOPHARM THERAPEUTICS INC., a Delaware corporation (“Tenant”) for space in the Building located at 85 Wells Avenue, Newton, Massachusetts.

1.                                      EXTENSION OPTION

A.                                    Grant of Option; Conditions.  Tenant shall have, subject to the following terms and conditions, the right to extend the Term (the “Extension Option”) for one (1) additional period of five (5), commencing on the day following the Termination Date of the initial Term, and ending on the fifth (5th) anniversary of the Termination Date (the “Extension Term”), if:

(i)                                     Landlord receives notice of exercise (“Initial Extension Notice”) not less than nine (9) full calendar months prior to the expiration of the initial Term, and not more than twelve (12) full calendar months prior to the expiration of the initial Term; and

(ii)                                  Tenant is not in Default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Extension Notice, or at the time Tenant delivers its Binding Notice (as defined below); and

(iii)                               No part of the Premises is sublet (other than pursuant to a Permitted Transfer, as defined in Article 11 of the Lease) at the time that Tenant delivers its Initial Extension Notice, or at the time Tenant delivers its Binding Notice; and

(iv)                              The Lease has not been assigned (other than pursuant to a Permitted Transfer, as defined in Article 11 of the Lease) prior to the date that Tenant delivers its Initial Extension Notice, or prior to the date Tenant delivers its Binding Notice.

B.                                    Terms Applicable to Premises During Extension Term.

(i)                                     The Lease of the Premises for the Extension shall be upon all of the same terms and conditions as set forth in the Lease for the initial Term, except that (a) Tenant shall have no further option to extend the Term, and (b) the initial Base Rent rate per rentable square foot for the Premises during the Extension Term shall equal the Prevailing Market rate (hereinafter defined) per rentable square foot for the Premises. Base Rent during the Extension Term may increase in accordance with the increases assumed in the determination of Prevailing Market rate.  Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of Article 4 of the Lease.

(ii)                              Tenant shall pay Additional Rent (i.e., Taxes and Expenses) for the Premises during the Extension Term in accordance with the terms of Article 4 of the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant’s share of Taxes and Expenses and the Base Year, if any, applicable to such matter, shall be some of the factors considered in determining the Prevailing Market rate for the Extension Term.

C.                                    Initial Procedure for Determining Prevailing Market.  Within thirty (30) days after receipt of Tenant’s Initial Extension Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Extension Term.  Tenant, within fifteen (15) days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Extension Term, shall either (i) give Landlord final binding written notice (“Binding Notice”) of Tenant’s exercise of its Extension Option, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”).  If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such fifteen-(15)-day period, Tenant shall be deemed to have provided a Binding Notice.  If Tenant provides or is deemed to have provided Landlord with a Binding Notice, Landlord and Tenant shall enter into the Extension Amendment (as defined below) upon the terms and conditions set forth herein.  If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Extension Term.  Upon agreement, Landlord and Tenant shall enter into the Extension Amendment in accordance with the terms and conditions hereof.  Notwithstanding the foregoing, if Landlord and Tenant fail to agree upon the Prevailing Market rate within thirty (30) days after the date Tenant provides Landlord with the Rejection Notice, then the Prevailing Market rate shall be determined in accordance with the arbitration procedures described in Section D below.

D.                                    Arbitration Procedure.

(i)                                     If Landlord and Tenant have failed to reach agreement as to the Prevailing Market rate within thirty (30) days after the date of the Rejection Notice, then, within five (5) days after the expiration of such thirty-(30)-day period, Landlord and Tenant shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Extension Term (collectively referred to as the “Estimates”).  If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates.  If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Extension Term.  Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least five (5) years’ experience within the previous ten (10) years as a real estate appraiser working in the Route 128 West Market area, with working knowledge of current rental rates and practices.  For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

(ii)                                  Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises.  The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Extension Term.  If either Landlord or Tenant fails to appoint an appraiser within the seven-(7)-day period referred to above, and such failure continues for three (3) Business Days after written notice thereof, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof.  If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty-(20)-day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria.  Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent for the Premises.  If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice.  The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator.  Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

(iii)                               If the Prevailing Market rate has not been determined by the commencement date of the Extension Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the initial Term for the Premises until such time as the Prevailing Market rate has been determined.  Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Extension Term for the Premises.  If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after the determination thereof.

E.                                     Extension Amendment.  If Tenant is entitled to and properly exercises its Extension Option, Landlord shall prepare an amendment (the “Extension Amendment”) to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms.  The Extension Amendment shall be sent to Tenant within a reasonable time after receipt of the Binding Notice, or Rejection Notice, as the case may be, and Tenant shall execute and return the Extension Amendment to Landlord within fifteen (15) days after Tenant’s receipt of same, but, upon delivery of the Initial Extension Notice, an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

F.                                      Prevailing Market.  For purposes hereof, “Prevailing Market” shall mean the arm’s length fair market annual rental rate per rentable square foot under extension leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the Route 128 West Market area.  The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes.

2.                                      ROOFTOP INSTALLATIONS

A.                                    Tenant shall have the right, as appurtenant to the Premises, to use the space on the roof of the Building shown on Exhibit K attached hereto (the “Roof Space”) for the purpose of installing (in accordance with Section 9 of the Lease), operating, and maintaining such equipment as may be reasonably necessary for the operation of Tenant’s laboratory space in the Premises, including, without limitation, supplemental HVAC equipment and a generator (collectively, the “Rooftop Equipment”).  Notwithstanding the foregoing, Tenant’s right to install the Rooftop Equipment shall be subject to the approval rights of Landlord and Landlord’s architect and/or engineer with respect to the plans and specifications of the Rooftop Equipment, the manner in which the Rooftop Equipment is attached to the roof of the Building and the manner in which any cables, pipes, ducts, vents and related equipment are run to and from the Rooftop Equipment.  Without limiting the general application of the foregoing, Tenant agrees to cause to be prepared by a qualified structural engineer selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, plans and specifications for the structural reinforcement of the roof of the Building in the area of the Roof Space sufficient to support the weight of the Rooftop Equipment.  Such plans and specifications shall be subject to the review and approval of a structural engineer retained by Landlord.  Both Tenant’s structural engineer and Landlord’s structural engineer shall be paid by Tenant, as Additional Rent.  The precise specifications and a general description of the Rooftop Equipment along with all documents Landlord reasonably requires to review the installation of the Rooftop Equipment (the “Plans and Specifications”) shall be submitted to Landlord for Landlord’s written approval no later than 20 days before Tenant commences to install the Rooftop Equipment.  Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Rooftop Equipment.  Tenant shall notify Landlord upon completion of the installation of the Rooftop Equipment.  If Landlord reasonably determines that the Rooftop Equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Rooftop Equipment, or that such installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant forthwith shall cure any such noncompliance and all such defects.  If the Tenant fails so to cure such noncompliance or defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting such failure and repairing any damage to the Building caused thereby or by such installation.  If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant’s sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Rooftop Equipment (the “Aesthetic Screening”).

B.                                    Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Rooftop Equipment, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant’s authorized representative or contractors, which shall be approved by Landlord, at Tenant’s sole cost and risk. Notwithstanding the foregoing, Landlord may require Tenant to utilize Landlord’s roofing contractor to perform all work involving penetrations of the roof membrane and other aspects of the installation of the Rooftop Equipment that may affect the watertight characteristics of such roof membrane.  It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant will be permitted to have access to the roof of the Building and the Roof Space.  Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits.

C.                                    It is further understood and agreed that the installation, maintenance, operation and removal of the Rooftop Equipment, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord.  Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents or representatives.

D.                                    If, in the sole judgment of Landlord, any electrical, electromagnetic, radio frequency or other interference shall result from the operation of any of the Rooftop Equipment, Tenant agrees that Landlord may, at Landlord’s option, shut down Tenant’s equipment upon 8 hours prior notice to Tenant; provided, however, if an emergency situation exists, which Landlord reasonably determines in its sole discretion to be attributable to the Rooftop Equipment, Landlord shall immediately notify Tenant orally, who shall act immediately to remedy the emergency situation.  Should Tenant fail to so remedy said emergency situation, Landlord may then act to shut down Tenant’s equipment.  Tenant shall indemnify Landlord and hold it harmless from, and Tenant waives, all expenses, costs, damages, losses, claims or other liabilities arising out of said shutdown.  Tenant agrees to cease operations (except for intermittent testing on a schedule approved by Landlord) until the interference has been corrected to the satisfaction of Landlord.  If such interference has not been corrected within 30 days, Landlord may require that Tenant immediately remove from the Roof Space the specific item of equipment causing such interference, in which latter case the Rooftop Equipment Payments shall be reduced by the portion of the fee applicable to such Rooftop Equipment for the remainder of the Term and all other terms and conditions of this Amendment shall remain in full force and effect.

E.                                     Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Rooftop Equipment in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, if the Rooftop Equipment includes any telecommunications equipment, the Federal Communications Commission (the “FCC”), the Federal Aviation Administration (“FAA”) or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Tenant shall promptly remedy any such non-compliance in accordance with Landlord’s directions and at Tenant’s sole cost and expense.  Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant’s equipment. The Rooftop Equipment shall be connected to the Building power supply in strict compliance with all applicable Building, electrical, fire and safety codes.  Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Rooftop Equipment or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power.  Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

F.                                      The Rooftop Equipment, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant’s right to possession hereunder.  Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached.  Tenant agrees to maintain all of the Tenant’s equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord’s sole discretion.  Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants or Landlord.  Tenant agrees that at all times during the Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant’s agents, employees or contractors.

G.                                    Tenant acknowledges that Landlord may at some time establish a standard license agreement (the “License Agreement”) with respect to the use of roof space by tenants of the Building.  Tenant, upon request of Landlord, shall enter into such License Agreement with Landlord provided that such agreement does not materially adversely affect the rights of Tenant hereunder with respect to the Roof Space.

H.                                   Tenant specifically acknowledges and agrees that the terms and conditions of Article 13 of the Lease (Indemnity and Waiver of Claims) shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

I.                                        If Tenant defaults under any of the terms and conditions of this Section or the Lease, and Tenant fails to cure said default within the time allowed by Article 18 of the Lease, Landlord shall be permitted to exercise all remedies provided under the terms of the Lease, including removing the Rooftop Equipment, the appurtenances and the Aesthetic Screening, if any, and restoring the Building and the Roof Space to the condition that existed prior to the installation of the Rooftop Equipment, the appurtenances and the Aesthetic Screening, if any.  If Landlord removes the Rooftop Equipment, the appurtenances and the Aesthetic Screening, if any, as a result of an uncured default, Tenant shall be liable for all costs and expenses Landlord incurs in removing the Rooftop Equipment, the appurtenances and the Aesthetic Screening, if any, and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the installation, operation or maintenance of the Rooftop Equipment, the appurtenances, and the Aesthetic Screening, if any.

EXHIBIT G

FORM OF LETTER OF CREDIT

[Name of Financial Institution]

Irrevocable Standby
Letter of Credit
No.
Issuance Date:
Expiration Date:
Applicant:

Beneficiary

[[[LANDLORD NAME]]]

Ladies/Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of                                           U.S. Dollars ($                                        ) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.                                      An original copy of this Irrevocable Standby Letter of Credit.

2.                                      Beneficiary’s dated statement signed by a purportedly authorized officer/official certifying that the Beneficiary is entitled to draw upon this Letter of Credit (in the amount of the draft submitted herewith) pursuant to this Lease (the “Lease”) dated                                  by and between                                         , as Landlord, and                                     , as Tenant and/or any amendment to the lease or any other agreement between such parties related to the lease.

It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least sixty (60) days prior to such expiration date or applicable anniversary thereof, we notify you in writing by certified mail return receipt requested or by recognized overnight courier service, that we elect not to so renew this Irrevocable Standby Letter of Credit.  A copy of any such notice shall also be sent, in the same manner, to:

.  In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory

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or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease.  We further acknowledge and agree that:  (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary’s signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval and without charge.  In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.

This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at                                                                                              to the attention of                                                                     .

Very truly yours,

[name]

[title]

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EXHIBIT H

FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into as of the            day of                               , 2014, by and between GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Mortgagee”), and KARYOPHARM THERAPEUTICS, INC. a Delaware corporation, (“Lessee”).

R E C I T A L S:

Mortgagee has made a loan of up to $200,000,000 (the “Loan”) to NS Wells Acquisition, LLC, a Delaware limited liability company (“Borrower”), for the purpose of financing Borrower’s acquisition and development of or refinancing of the real estate and improvements located in 75-95 Wells Avenue, Newton, Massachusetts, and described in Exhibit A attached hereto and incorporated herein by reference (said real property and improvements being herein called the “Project”), such Loan being secured by a First Mortgage, Security Agreement and Fixture Filing dated March 25, 2008, and recorded in Book 50945, Page 28 of the Middlesex South Registry of Deeds (the “Registry”), that certain Second Mortgage, Security Agreement and Fixture Filing dated March 25, 2008, and recorded in Book 50945, Page 46 of the Registry, as modified by that certain Mortgage and Assignment of Rents and Leases Modification Agreement dated August 15, 2012, and recorded in Book 59,792, Page 172 of the Registry (the “Mortgage”), constituting a lien or encumbrance on the Project; and

(i)                                     Lessee is the holder of a leasehold estate in and to a portion of the Project, consisting of approximately 29,993 rentable square feet of space (the “Demised Premises”), under that Lease Agreement (the “Lease”) dated as of March     , 2014, executed by Borrower, as Landlord (Borrower being sometimes hereinafter called “Lessor”), and Lessee, as Tenant; and

(ii)                                  Lessee and Mortgagee desire to confirm their understandings with respect to the Lease and the Mortgage.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, Lessee and Mortgagee agree and covenant as follows:

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1.                                      Non-Disturbance.  Mortgagee agrees that it will recognize Lessee’s tenancy under the Lease and not disturb the possession of Lessee under the Lease upon any judicial or non judicial foreclosure of the Mortgage or upon acquiring title to the Project by deed-in-lieu of foreclosure, or otherwise, if the Lease is in full force and effect and Lessee is not then in default under the Lease beyond any applicable notice and cure periods, and that Mortgagee will accept the attornment of Lessee thereafter so long as Lessee is not in default under the Lease beyond any applicable notice and cure periods.

2.                                      Attornment.  If the interests of Lessor in and to the Demised Premises are owned by Mortgagee by reason of any deed-in-lieu of foreclosure, judicial foreclosure, sale pursuant to any power of sale or other proceedings brought by it or by any other manner, including, but not limited to, Mortgagee’s exercise of its rights under any assignment of leases and rents, and Mortgagee succeeds to the interest of Lessor under the Lease, Lessee shall be bound to Mortgagee under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extension thereof duly exercised by Lessee with the same force and effect as if Mortgagee were the Lessor under the Lease; and Lessee does hereby attorn to Mortgagee, as its lessor, said attornment to be effective and self-operative, without the execution of any further instruments on the part of any of the parties hereto, immediately upon Mortgagee’s succeeding to the interest of Lessor under the Lease; provided, however, that Lessee shall be under no obligation to pay rent to Mortgagee until Lessee receives written notice from Mortgagee that Mortgagee has succeeded to the interest of the Lessor under the Lease or otherwise has the right to receive such rents.  The respective rights and obligations of Lessee and Mortgagee upon such attornment, to the extent of the then remaining balance of the term of the Lease, shall be and are the same as now set forth therein, it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference, with the same force and effect as if set forth in full herein.

3.                                      Mortgagee’s Obligations.  If Mortgagee shall succeed to the interest of Lessor under the Lease, Mortgagee, subject to the last sentence of this Paragraph 3, shall be bound to Lessee under all of the terms, covenants and conditions of the Lease; provided, however, that Mortgagee shall not be:

Liable for any act or omission of any prior lessor (including Lessor); or

(i)                                     Subject to the offsets or defenses which Lessee might have against any prior lessor (including Lessor); or

(ii)                                  Bound by any rent or additional rent or advance rent which Lessee might have paid for more than the current month to any prior lessor (including Lessor), and all such rent shall remain due and owing, notwithstanding such advance payment; or

(iii)                               Bound by any security or advance rental deposit made by Lessee which is not delivered or paid over to Mortgagee and with respect to which Lessee shall look solely to Lessor for refund or reimbursement; or

(iv)                              Bound by any termination, amendment or modification of the Lease made without its consent and written approval.

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Neither General Electric Capital Corporation nor any other party who from time to time shall be included in the definition of Mortgagee hereunder, shall have any liability or responsibility under or pursuant to the terms of this Agreement after it ceases to own an interest in the Project.  Nothing in this Agreement shall be construed to require Mortgagee to see to the application of the proceeds of the Loan, and Lessee’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing the Loan.  Lessee acknowledges that Mortgagee is obligated only to Borrower to make the Loan only upon the terms and subject to the conditions set forth in the Loan Agreement between Mortgagee and Borrower pertaining to the Loan.  Lessee further acknowledges and agrees that neither Mortgagee nor any purchaser of the Project at foreclosure sale or any grantee of the Project named in a deed-in-lieu of foreclosure, nor any heir, legal representative, successor, or assignee of Mortgagee or any such purchaser or grantee, has or shall have any personal liability for the obligations of Lessor under the Lease; provided, however, that the Lessee may exercise any other right or remedy provided thereby or by law in the event of any failure by Lessor to perform any such material obligation.

4.                                      Subordination.  The Lease and all rights of Lessee thereunder are subject and subordinate to the lien of the Mortgage and any deeds of trust, mortgages, ground leases or other instruments of security which do now or may hereafter cover the Project or any interest of Lessor therein (collectively, the “Prior Encumbrances”) and to any and all advances made on the security thereof and to any and all increases, renewals, modifications, consolidations, replacements and extensions of the Mortgage or of any of the Prior Encumbrances.  This provision is acknowledged by Lessee to be self operative and no further instrument shall be required to effect such subordination of the Lease.  Lessee shall, however, upon demand at any time or times execute, acknowledge and deliver to Mortgagee any and all instruments and certificates that in Mortgagee’s judgment may be necessary or proper to confirm or evidence such subordination, provided that such instruments and certificates include the recognition and non-disturbance provisions contained herein.  If Lessee shall fail or neglect to execute, acknowledge and deliver any such instrument or certificate, Mortgagee may, in addition to any other remedies Mortgagee may have, as agent and attorney-in-fact of Lessee, execute, acknowledge and deliver the same, and Lessee hereby irrevocably appoints Mortgagee as Lessee’s agent and attorney-in-fact for such purpose However, notwithstanding the generality of the foregoing provisions of this paragraph, Lessee agrees that Mortgagee shall have the right at any time to subordinate the Mortgage, and any such other Mortgagee or ground lessor shall have the right at any time to subordinate any such Prior Encumbrances, to the Lease on such terms and subject to such conditions as Mortgagee, or any such other Mortgagee or ground lessor, may deem appropriate in its discretion.

5.                                      New Lease.  Upon the written request of either Mortgagee or Lessee to the other given at the time of any foreclosure, trustee’s sale or conveyance in lieu thereof, the parties agree to execute a lease of the Demised Premises upon the same terms and conditions as the Lease between Lessor and Lessee, which lease shall cover any unexpired term of the Lease existing prior to such foreclosure, trustee’s sale or conveyance in lieu of foreclosure.

6.                                      Notice.  Lessee agrees to give written notice to Mortgagee of any default by Lessor or Borrower under the Lease not less than thirty (30) days prior to terminating the Lease or exercising any other right or remedy thereunder or provided by law.  Lessee further agrees that it

5

shall not terminate the Lease or exercise any such right or remedy provided such default is cured within such thirty (30) days; provided, however, that if such default cannot by its nature be cured within thirty (30) days, then Lessee shall not terminate the Lease or exercise any such right or remedy, provided the curing of such default is commenced within such thirty (30) days and is diligently prosecuted thereafter.  Such notices shall be delivered by certified mail, return receipt requested to:

General Electric Capital Corporation

c/o GE Capital Real Estate

280 Park Avenue, 8th Floor

New York, NY 10017

Attention:  75-95 Wells, Newton MA Asset Manager/Daniel Jagoe

with a copy of:

General Electric Capital Corporation

c/o GE Capital Real Estate

901 Main Avenue

Norwalk, CT 06851

Attention: 75-95 Wells, Newton MA Legal Counsel/Jillian Joseph

7.                                      Mortgagee.  The term “Mortgagee” shall be deemed to include General Electric Capital Corporation and any of its successors and assigns, including anyone who shall have succeeded to Lessor’s interest in and to the Lease and the Project by, through or under judicial foreclosure or sale under any power or other proceedings brought pursuant to the Mortgage, or deed in lieu of such foreclosure or proceedings, or otherwise.

8.                                      Estoppel.  Lessee hereby certifies, represents and warrants to Mortgagee that:

That the Lease is a valid lease and in full force and effect. That there is no existing default in any of the terms and conditions thereof and to Lessee’s knowledge no event has occurred which, with the passing of time or giving of notice or both, would constitute an event of default;

(i)                                     That the Lease has not been amended, modified, supplemented, extended, renewed or assigned, and represents the entire agreement of the parties;

(ii)                                  That, except as provided in the Lease, Lessee is entitled to no rent concessions or abatements;

(iii)                               That Lessee shall not pay rental under the Lease for more than one (1) month in advance.  Lessee agrees that Lessee shall, upon written notice by Mortgagee, pay to Mortgagee, when due, all rental under the Lease;

(iv)                              That, to Lessee’s knowledge, all obligations and conditions under the Lease to be performed to date have been satisfied, free of defenses and set-offs; and

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(v)                                 That Lessee has not received written notice of any claim, litigation or proceedings, pending or threatened, against or relating to Lessee, or with respect to the Demised Premises which would affect its performance under the Lease.  Lessee has not received written notice of any violations of any federal, state, county or municipal statutes, laws, codes, ordinances, rules, regulations, orders, decrees or directives relating to the use or condition of the Demised Premises or Lessee’s operations thereon.

9.                                      Purchase Option; Right of First Refusal.  In the event the Lease contains any option or preferential right to purchase all or any part of the Project, the following provisions shall apply, notwithstanding anything to the contrary in the Lease or this Agreement:

Lessee shall deliver to Lender at least 30 days’ prior written notice of Lessee’s intent to exercise any purchase option under the Lease.  If Lessee exercises the purchase option, title to the Project shall not be conveyed to Lessee until such time as all obligations secured by the Mortgage have been fully satisfied or, if the Loan Documents so provide, the Loan has been fully defeased.  Nothing contained in this Agreement shall be construed to waive or modify the restrictions on prepayment or defeasance specified in the Loan Documents.

(xii)                           Lessee acknowledges and agrees that Lessee shall have no right of first refusal or other similar rights under the Lease as a result of any of the following events:  the judicial or nonjudicial foreclosure of the Mortgage; the delivery of a deed in lieu of judicial or nonjudicial foreclosure of the Mortgage; the conveyance of the Project by Lender or its designee following foreclosure ordered in lieu of foreclosure; or any offer, notice, pleading, agreement, transaction or other event or condition of any kind arising out of or relating to any of such events.  Further, in no event shall Borrower be deemed to have accepted a bona fide offer to purchase the property without Lender’s prior written consent.

10.                               Modification and Successors.  This Agreement may not be modified orally or in any manner other than by an agreement, in writing, signed by the parties hereto and their respective successors in interest.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

11.                               Counterparts.  This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MORTGAGEE:	GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation

By:

LESSEE:	KARYOPHARM THERAPEUTICS, INC.

a Delaware corporation

By:

Name:

Title:

8

STATE OF

§

COUNTY OF	§

This instrument was acknowledged before me on this            day of                               , 2014, by                           , as Authorized Signatory of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, known to me to be the person whose name is singed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose as Authorized Signatory of said corporation.

(SEAL)

Notary Public in and for

the State of

Print name of notary

My Commission Expires:

STATE OF

§

COUNTY OF	§

9

This instrument was acknowledged before me on this            day of March, 2014, before me, the undersigned notary public, personally appeared                                         , as                        of KARYOPHARM THERAPEUTICS, INC. a Delaware corporation, proved to me through satisfactory evidence of identification, which was                                     , to be the person whose name is signed on the preceding or attached document, and acknowledged before me that he/she signed it voluntarily for its stated purpose as                                  of said corporation.

(SEAL)

Notary Public in and for

the State of

Print name of notary

My Commission Expires:

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EXHIBIT A

LEGAL DESCRIPTION OF LOT

All of these two certain parcels of land situate, lying and being in the City of Newton, County of Middlesex, State of Massachusetts, shown on a plan entitled “Plan of Land, Newton, Mass.” dated February 5, 1973, by Alonzo B. Reed. Inc., Engineers and Architects, and revised October 25, 1974, by Allen and Demurjian, Inc., Land Surveyors and Engineers, recorded with Middlesex South Registry of Deeds as Plan No. 1032 of 1975 In Book 12873, Page 90, and more particularly described as follows:

Parcel 1 of Parcel II

A certain parcel of land shown as Lot C on the above referenced plan bounded and described as follows:

NORTHEASTERLY	by the southwesterly sideline of Wells Avenue by a curved line having a radius of two thousand twenty-five (2025.00) feel, two hundred sixty-nine and 15/100 (269.15) feet:

NORTHEASTERLY	again by the southwesterly sideline of Wells Avenue, four hundred -seventy-three and 86/100 (473.86) feet;

SOUTHEASTERLY	by Lot D as shown on the above-referenced plan, seven hundred forty and 20/100 (740.20) feet;

SOUTHWESTERLY	by Parcel 2 as shown on the above referenced plan, two hundred thirty-four and 69/100 (234.69) feet;

SOUTHWESTERLY	again by said Parcel 2 by a curved line having a radius of one thousand and two hundred (1200.00.) feet, five hundred sixteen and 19/100 (516.19) feet; and

NORTHWESTERLY	by Lot B as shown on the above-referenced plan, seven hundred twenty and 01/100 (720.01) feet.

Parcel 2 of Parcel II

A certain parcel of land shown as Lot D on the above referenced plan bounded and described as follows:

NORTHEASTERLY	two hundred eighty-eight and 38/100 (288.38) feet by the southwesterly sideline of Wells Avenue;

NORTHEASTERLY	again by the Southwesterly sideline of Wells Avenue by a curved line having a radius of two hundred fifty-nine and 55/100 (259.55) feet, eighty-five and 71/100 (85.71) feet;

EASTERLY	one hundred and 8/100 (100.08) feet by Lot E as shown on the above-referenced plan;

EASTERLY & SOUTHEASTERLY	by a curved line having a radius of four hundred (400.00) feet, two hundred eighty-seven and 56/100 (287.59) feet by said Lot E;

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SOUTHEASTERLY

again three hundred sixty-five and 27/100 (365.27) feet by said Lot E (this and said fast two prior boundaries by said Lot E being the center line or approximate center line of the “50’ Permanent Drainage Easement shown on the above-referenced Plan);

SOUTHWESTERLY	by Parcel 2 as shown on the above-referenced plan, five hundred fifty-two and 3/100 (552.03) feet; and

NORTHWESTERLY	seven hundred forty and 20/100 (740.20) feet by Lot C as shown on the above-referenced plan.

Parcel 3 of Parcel II

That certain non-exclusive permanent easement for a main drain and common sewer appurtenant to Parcel 2 of Parcel II described above over the northwesterly twenty-five (25) feet of Lot E, as set forth in that certain Instrument recorded In Book 7257, Pay 379, and as shown on the above-referenced plan.

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EXHIBIT I

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EXHIBIT J

FORM OF GENERATOR LICENSE AGREEMENT

LICENSE AMENDMENT

This License Agreement (the “Agreement”) is entered into as of the        day of January, 2014 (“Effective Date”) by and between NS WELLS ACQUISITION LLC, a Delaware limited liability company with an address 53 Maple Avenue, Morristown, NJ 07960 (“Licensor”) and KARYOPHARM THERAPEUTICS INC., a Delaware corporation (“Licensee”).

RECITALS:

A.                                    Licensor owns that certain building (the “Building”) and other real property located at 75-95 Wells Avenue, Newton, Massachusetts (the “Property”).

B.                                    Licensor and Licensee entered into a Lease dated                       , 2014 (the “Lease”), whereby Licensee, as tenant, is leasing from Licensor, as landlord, approximately 29,933 rentable square feet of space on the second (2nd) floor of the Building (the “Premises”).

C.                                    Licensee desires to operate an exterior generator behind the Building and to connect the generator to an existing electrical panel in the Premises to be installed pursuant to the terms of this Agreement.

D.                                    Licensor has agreed to grant Licensee the rights Licensee has sought above, but only on the terms and conditions set forth in this Agreement.

AGREEMENT

In consideration of the mutual covenants and conditions herein contained, and payment of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      License to Install Generator and Conduit; Oblige to Maintain and Repair.   Licensor hereby grants to Licensee on the terms and conditions set forth is this Agreement the right, in the nature of a license, to use, maintain, repair and replace (a) a       KW,        volt,      phase,      wire generator and a concrete pad (collectively, the “Generator”) behind the Building in the location shown on Exhibit A (the “Generator Space”) attached hereto and made a part hereof, and (b) [please describe conduit]                                                   (collectively, the “Conduit”) as shown on Exhibit B hereto (the “Conduit Space”; the Generator Space and the Conduit Space are collectively refined to as the “Equipment Space”) connecting the Generator to an existing electrical panel in the Premises; to an automatic transfer switch, a transformer, a 200 amp fused disconnect, a U. P. S. and          electrical panels (collectively, the “Electrical Equipment’“), as shown on Exhibit B to License Agreement, all to be installed in the Premises pursuant to the terms hereof.  Licensee shall use the Equipment Space solely for the purposes of testing, operating, maintaining, repairing and replacing the Generator and the Conduit and for no other purpose, and in all events in strict compliance with all the terms of this Agreement.

Licensee’s right to use the Generator, the Conduit and the Equipment Space for the limited purposes described in this Agreement is exclusive to Tenant, and Licensee shall not permit the use of the Equipment Space, the Generator or the Conduit by any other party, except successors to Tenant under a Permitted Transfer or an assignment or subletting consented by Licensor.  Unless otherwise specified herein, the Generator shall remain the property of Licensee at all times, and the Conduit and the Electrical Equipment shall remain the property of Licensor.  Throughout the term of this Agreement, Licensee shall maintain the Generator, the Conduit, the Electrical Equipment and the Equipment Space and all Licensee’s ancillary testing equipment located within the Equipment Space in good, operational working order and condition.  Licensee shall, within five (5) Business Days of Landlord’s written request, deliver to Landlord all of the records associated with the Generator’s fuel storage tank.

2.                                      Procedures Relating to Maintenance of Generator, Conduit, and Equipment Space.  Licensee shall maintain the Generator, the Conduit and the Electrical Equipment (“Licensee’s Work”) at its sole cost and expense, in compliance with the terms and conditions of this Agreement and the Lease, including but not limited to the provisions of Articles 8 and 9 thereof which shall apply to Licensee’s Work and the Equipment Space.  Prior to performing Licensee’s Work, Licensee shall provide Licensor with detailed engineering plans and specifications for such work, and Licensee shall obtain all licenses; permits and consents necessary to perform such work from any governmental entity or any other party.  All engineering plans and studies relating to Licensee’s Work shall be subject to Licensor’s prior review and approval, such approval not to be unreasonably withheld or delayed, provided, that Licensor shall have the right to approve, in its sole discretion, the methods, location, and means of Licensee’s Work (including, without limitation, the location and means of installation of the Generator, the Conduit and the Electrical Equipment), and provided further that in no event shall Licensee be entitled to make any installation or alteration which in any manner affects the structural elements of the Building or the Property.  If Licensor desires an independent analysis or opinion of said plans and studies prior to permitting installation, Licensee shall bear the reasonable actual out-of-pocket cost of same and Licensor shall have the right, but not the obligation, to have its independent consultant supervise any and all such installation on Licensor’s behalf and Licensee shall bear the reasonable actual out-of-pocket cost of same. Licensee’s Work shall be performed by licensed contractors approved by Licensor.  Upon completion of Licensee’s Work, Licensee shall provide to Licensor an “as-built” record drawing depicting the installed Generator, Conduit and Electrical Equipment Following the initial installation of the Generator and the Conduit, Licensee shall provide Licensor with prior written notice of any proposed additional wiring to be installed within the Conduit.  All of the foregoing shall be subject to Licensor’s consent, which may be withheld in its sole and unrestrained discretion.  Licensor shall have the right to inspect the Generator, the Conduit the Electrical Equipment and the Equipment Space, without notice to Licensee, to ensure compliance with this Agreement.

3.                                      Access.  Licensee shall have access to the Equipment Space, the Generator and the Conduit twenty-four (24) hours per day, 365 days per year for the purposes permitted in this Agreement, provided, that such access does not interfere with other tenants’ use of their premises in the Building.

4.                                      Term.  Unless terminated earlier pursuant to the terms of this Agreement, the term of this Agreement (“Term”) shall commence on the Effective Date and shall continue until the expiration or earlier termination of the Lease.

5.                                      Liabilities; Compliance With Laws.  As relates to the Generator, Conduit and/or Equipment Space, Licensee shall be solely responsible and liable for all acts and omissions of Licensee, its employees, contractors and agents (Licensee and such parties being referred to collectively herein as “Licensee Parties”, and individually, a “Licensee Party”) and all other parties for whose acts any of the Licensee Parties may be liable.  Licensee shall not permit any party other than a Licensee Party to enter the Equipment Space (and then only for the purposes expressly permitted herein) during the term of this Agreement without Licensors prior written consent which may be withheld or granted in Licensor’s sole discretion.

Licensee shall comply with all applicable Laws (as that term is defined in the Lease) relative to the use of the Generator, the Conduit, the Electrical Equipment and/or the Equipment Space, and otherwise for the safety of persons or property on or about the Property in connection therewith, and Licensee’s installation, use, operation and maintenance of the Generator, the Conduit; the Electrical Equipment and the Equipment Space shall at all times comply with Section 5 of the Lease and the Rules and Regulations attached as Exhibit E to the Lease.  Licensee shall take all precautions necessary for the safety of and shall provide all protection necessary to prevent damage, loss or injury to (a) persons on or about the Property and other persons who may be affected by the entry and activities on the Property by the Licensee Parties, and (b) all property on, adjacent to or about the Property.  Licensee shall promptly notify Licensor if prosecution of its permitted activities on the Property may affect utilities and/or improvements or property.  All damage, loss or injury to any person or property caused, directly or indirectly, in whole or in part, by any of the Licensee Parties, or anyone else for whose acts any of them may be liable, shall be remedied promptly by Licensee.

6.                                      Operation of the Generator.  If, and so long as, Licensee observes and performs each and every provision of this Agreement on the part of Licensee to be kept, observed and performed, Licensor shall permit Licensee the quiet enjoyment of the Generator, Conduit and/or Equipment Space.  Notwithstanding the foregoing, Licensee’s use, operation and maintenance of the Generator and the Equipment Space shall not interfere with the use, occupancy and enjoyment of other tenants of the Building.  All testing of the Generator shall be done before or after Business Hours (as defined in the Lease).  In the event Licensor reasonably determines that operation of the Generator interferes with the use, occupancy and enjoyment of other tenants of the Building, or does not comply with applicable Rules and Regulations (as defined in the Lease) or Laws, at Licensee’s reasonable request, Licensee shall, at its sole cost and expense, do whatever is commercially reasonable and necessary to suppress the noise made by the Generator.

7.                                      No Right to Make Alterations; Payment of Liens.  Licensee shall not construct or perform any alteration or improvement to or modification of or to the Building or the Property, except for the installation of Licensee’s Work in accordance with the terms and conditions of this Agreement and any damage occasioned thereby shall be repaired by Licensee immediately.  Licensee shall not stuffer or permit to be filed against the Building, the Property or any part thereof, any mechanics’, laborers’, materialmen’s, contractors or subcontractors’ liens or suffer or permit any claim for damage or injury arising from the installation, maintenance or presence of the Generator or the Conduit, or the entry or activities in the Equipment Space, the Building, or in or on the Property by, under or through any of the Licensee Parties (collectively the “Liens, Claims and Demands”), and Licensee shall pay or cause to be paid all of said Liens, Claims or Demands, before any action is brought to enforce the same against the Property.  Licensee hereby agrees to protect, indemnify, defend and hold harmless Licensor and its agents, employees, managers, members, and its and their respective successors and assigns, and each of them (collectively “Licensor Parties,” and individually, a “Licensor Party”) and the Property and harmless from and against any and all liabilities for any and all such Liens, Claims and Demands, together with reasonable attorney’s tees and all costs and expenses in connection therewith.  The obligations of Licensee hereunder shall survive the expiration or termination of this Agreement

8.                                      Indemnity.  As a material part of the consideration for this Agreement, Licensee hereby waives and agrees to protect, indemnify, defend and hold the Licensor Parties flue and harmless from and against any and all losses, damages, injuries, accidents, fires and/or other casualties, liabilities, claims, costs and/or expenses (including but not limited to, reasonable attorneys’ fees) of any kind or character to any person or property (collectively, the “Claims”, and individually a “Claim”) arising from or caused by (a) any use or misuse of the Generator, the Conduit, the Electrical Equipment, the Equipment Space and/or any other portion of the Building and/or the Property by any of the Licensee Parties; (b) any act or omission of any of the Licensee Parties; (c) any death, bodily injury, property damage, accident, fire, or other casualty to or involving any of the Licensee Parties or their property; (d) any violation or alleged violation by any of the Licensee Parties of any law, ordinance or regulation now or hereafter enacted; (e) any loss or theft whatsoever of any property or anything placed or stored by any of the Licensee Parties on or about the Property; and (f) any breach by any of the Licensee Parties of any provision of this Agreement.  The obligations of Licensee hereunder shall survive the expiration or termination of this Agreement.

9.                                      Insurance.  Licensee shall maintain insurance as required by Article 14 of the Lease, and shall update such insurance to include the Generator, the Conduit, the Electrical Equipment and the Equipment Space.

10.                               No Lease; Termination and Remedies.  Licensee acknowledges that this Agreement does not create or vest in Licensee any rights as an owner or tenant of any portion of the Property or the Building, and that Licensee’s rights relating to the Conduit and the Equipment Space are as a licensee only.  Notwithstanding anything in this Agreement to the contrary, all of Licensee’s rights hereunder are subject and subordinate to the rights of any and all present and future holders of ground leasehold, mortgage interests or security interests in or to the Building and/or the Property, except as may be provided in any agreement of subordination, non-disturbance or attornment with any mortgagee or ground lessor of the Property.  Upon termination and/or expiration of this Agreement, Licensee shall maintain all right, title and interest to the Generator, but Licensee shall have no further right to use the Conduit or the Equipment Space.  Unless otherwise requested by Licensor, all wires installed in the Conduit and the Equipment Space as well as the Electrical Equipment, shall remain on the Property and shall become the property of Licensor upon expiration or earlier termination of this Agreement.  At

Licensor’s option and request, upon expiration or termination of this Agreement, Licensee shall, at its sole cost and expense, remove the wiring for the Generator from the Conduit, cap the Conduit ends, remove the Generator and the concrete pad from the Equipment Space, remove the Electrical Equipment and restore the Generator Space to the same condition that such space was in prior to the installation of the Generator and the concrete pad.

11.                               Taxes.  Licensee shall be responsible for any and all personal property taxes levied or assessed against Licensee’s equipment.  Licensee shall furnish Licensor with evidence of payment of such taxes promptly following Licensor’s request therefor.

12.                               Licensee Breach.  Licensee acknowledges that its failure to fully and timely comply with any or all provisions of this Agreement shall entitle Licensor to terminate this Agreement immediately, without notice to Licensee and without any right of Licensee to cure such breach.  Upon termination of this Agreement for a breach by Licensee, Licensor may seek any remedy available at law and/or in equity.  No termination or expiration of this Agreement shall relieve Licensee of its obligations to perform those acts required to be performed either prior to or after its termination or expiration.

13.                               Assignability.  The rights granted to Licensee herein are not coupled with any interest in the Building or the Property and are personal to Licensee. Accordingly, Licensee’s interest in this Agreement shall not be assigned, whether voluntarily or by operation of law, to any party except in connection with a Permitted Transfer or an assignment or subletting consented to by Licensor.  Licensee shall not permit the use of the Generator, the Conduit or the Equipment Space by any party other than Licensee.  The provisions of this Agreement are for the benefit of and shall be applicable to the Licensor, its successors in interest and assigns.

14.                               Cost of Enforcement.  In the event any action is instituted by either party in connection with this Agreement, the party prevailing in such action shall be entitled to recover from the other party all reasonable, out of pocket costs and expenses incurred therein including, but not limited to, court costs and reasonable attorneys’ fees.

15.                               Miscellaneous.  This Agreement constitutes the entire agreement between the parties hereto pertaining to the Generator, Conduit, Electrical Equipment and Equipment Space, and all prior and contemporaneous agreements, representations and understanding of the parties hereto relating to the Generator, Conduit, Electrical Equipment and Equipment Space, oral or written, are hereby superseded and merged herein.  No supplement, modification or amendment of this Agreement shall be binding unless in writing and executed by the parties against whom enforcement is sought.  No waiver of any provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver be a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.  This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the Commonwealth of Massachusetts.  The individual executing this Agreement on behalf of Licensee represents and warrants that it has all requisite authority to bind Licensee hereby, and Licensee shall provide to Licensor, upon execution of this Agreement, such documentation evidencing the signatory’s authority to execute this Agreement and bind Licensee.  This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same instrument. Neither this instrument nor a short form memorandum or assignment hereof shall be filed or recorded in any public office, and any attorney’s fees or other costs incurred in clearing any such cloud on title to the Property shall be Licensee’s responsibility.  Time is of the essence for each party with respect to every provision of this Agreement.

16.                               Notices.  All notices and demands to be given by one party to the other party under this Agreement shall be given in writing, mailed or delivered to Licensor or Licensee, as the case may be, at the address of each party set forth in the first paragraph of this Agreement, with copies to the parties specified in the Lease, or at such other address as the applicable party may hereafter designate.  Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by nationally recognized overnight air courier service.  Any notice so addressed shall be deemed duly served on the second business day following the day of mailing if so mailed by registered or certified mail, return receipt requested, whether or not accepted, and on the following business day if sent by recognized overnight courier, whether or not accepted.

17.                               Conflicts.  Excepting those provisions of the Lease specified herein which provisions are hereby incorporated herein by reference, in the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of the Lease, the terms and provisions of this Agreement shall govern.

LICENSOR:

NS WELLS ACQUISITION LLC, a Delaware limited liability company

By:
Name:
Title:

LICENSEE:

KARYOPHARM THERAPEUTICS INC.,
a Delaware corporation

By:
Name:
Title:

Tenant’s Tax ID Number (SSN or FEIN)

EXHIBIT A TO LICENSE AGREEMENT

LOCATION OF GENERATOR SPACE

See attached.

Exhibit A to J

EXHIBIT B TO LICENSE AGREEMENT

DEPICTION OF CONDUITS AND ELECLTRICAL EQUIPMENT

See attached.

Exhibit B to Exhibit J-1

EXHIBIT K

LOCATION OF ROOF SPACE

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EXHIBIT L

LEASEHOLD IMPROVEMENTS

TO BE REMOVED BY TENANT AT LEASE TERMINATION

I.                                        Roof Level

•                  New packaged RTU and associated curbing, duct work, electrical feeds, and gas feeds

•                  Exhaust Fans with electrical feeds and associated ductwork.

•                  Gas fired emergency generator and all associated equipment and infrastructure.

•                  2 condensers for supplemental cooling.

II.                                   Premises

•                  Supplemental HVAC units.

•                  Freezer, refrigerators, and associated lab equipment for Lab room 250.

•                  Tank Storage Room

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